Exhibit 2.1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                              WWW.FLSB.USCOURTS.GOV

In re:                              Chapter 11 Case

HEALTH & NUTRITION SYSTEMS          Case No. 04-34761-BKC-PGH
INTERNATIONAL, INC.,

         Debtor.
--------------------------------/





                     DEBTOR'S AMENDED PLAN OF REORGANIZATION




Dated:  December 3, 2004                              BERGER SINGERMAN, P.A.
                                                      Counsel for the Debtor
                                                      Arthur J. Spector, Esq.
                                                      Paul A. Avron, Esq.
                                                      350 E. Las Olas Boulevard
                                                      Suite 1000
                                                      Ft. Lauderdale, FL 33301
                                                      Tel: (954) 525-9900
                                                      Fax: (954) 523-2872

                                TABLE OF CONTENTS

                                                                                                               PAGE

INTRODUCTION.....................................................................................................1


ARTICLE 1         RULES OF  INTERPRETATION AND EXHIBITS..........................................................2

              A.  Rules of Interpretation........................................................................2

              B.  Exhibits.......................................................................................2


ARTICLE 2         TREATMENT OF UNCLASSIFIED, UNIMPAIRED CLAIMS...................................................2

                  2.1      Allowed Administrative Claims.........................................................2
                  2.2      Professional Claims...................................................................3
                  2.3      Allowed Priority Tax Claims...........................................................3
                  2.4      United States Trustee Fees............................................................3

ARTICLE 3         DESIGNATION  AND  TREATMENT OF CLAIMS AND EQUITY  INTERESTS;  IDENTIFICATION  OF CLASSES OF
                  CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED PURSUANT TO THE PLAN............................3

              A.  General........................................................................................3

                  3.1      Class 1: Priority Claims (Unimpaired).................................................3
                  3.2      Class 2: Secured Claim of Garden State Nutritionals, (Impaired).......................4
                  3.3      Class 3: Secured Claim of SunTrust Bank (Impaired)....................................4
                  3.4      Class 4: Trade and Employee Non-Priority Unsecured Claims (Impaired)..................4
                  3.5      Class 5: All Other Unsecured Claims (Impaired)........................................4
                  3.6      Class 6: Window Rock Enterprises, Inc. Claim (Impaired)...............................5
                  3.7      Class 7: Interests (Common Stock) (Impaired)..........................................5

ARTICLE 4         EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................................................5

                  4.1      Assumption; Assignment................................................................5
                  4.2      Claims Arising From Rejection.........................................................6

ARTICLE 5         POST-CONFIRMATION LITIGATION...................................................................6

                  5.1      Objections to Claims and Interests....................................................6
                  5.2      Causes of Action and Preserved Claims.................................................6

ARTICLE 6         MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN.............................................6

                  6.1      General Overview......................................................................6
                  6.2      Post-Confirmation Operations of the Reorganized Debtor................................7

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                               PAGE

ARTICLE 7         DISTRIBUTIONS..................................................................................7

                  7.1      General...............................................................................7
                  7.2      Delivery of Distributions.............................................................8
                  7.3      Effective Date Distributions..........................................................8
                  7.4      Cash Payments.........................................................................8
                  7.5      Interest on Claims....................................................................8
                  7.6      Failure to Negotiate Checks...........................................................8

ARTICLE 8         EFFECTIVE DATE.................................................................................8

                  8.1      Conditions to Effective Date..........................................................8
                  8.2      Notice of Effective Date..............................................................9

ARTICLE 9         EFFECT OF CONFIRMATION OF THE PLAN.............................................................9

                  9.1      Jurisdiction of Bankruptcy Court......................................................9
                  9.2      Binding Effect........................................................................9
                  9.3      Stay..................................................................................9
                  9.4      Injunction...........................................................................10

ARTICLE 10        ACCEPTANCE OR REJECTION OF THIS PLAN..........................................................10

                  10.1     Persons Entitled to Vote.............................................................10
                  10.2     Vote Required for Acceptance and Confirmation........................................10
                  13.1     Exclusive Jurisdiction of Bankruptcy Court...........................................11
                  13.2     Failure of Bankruptcy Court to Exercise Jurisdiction.................................13

ARTICLE 14        MISCELLANEOUS PROVISIONS......................................................................13

                  14.1     Binding Effect of Plan...............................................................13
                  14.2     Withdrawal of this Plan..............................................................14
                  14.3     Modification of this Plan............................................................14
                  14.4     Business Days........................................................................14
                  14.5     Severability of Plan Provisions......................................................14
                  14.6     Governing Law........................................................................14
                  14.7     Notices..............................................................................15
                  14.8     Filing of Additional Documents.......................................................15
                  14.9     Time.................................................................................15
                  14.10    Saturday, Sunday or Legal Holiday....................................................15
                  14.11    No Attorneys' Fees...................................................................15
                  14.12    Successors and Assigns...............................................................16
                  14.13    Exemption from Certain Transfer Taxes................................................16
                  14.14    Preservation of Rights of Setoff.....................................................16
                  14.15    Defenses with Respect to Unimpaired Claims...........................................16
                  14.16    No Injunctive Relief.................................................................16
                  14.17    No Admissions........................................................................16
                  14.18    Entire Agreement.....................................................................16

ARTICLE 15        CONFIRMATION REQUEST..........................................................................17

December 3, 2004
Page 1


                  AMENDED PLAN OF REORGANIZATION OF THE DEBTOR

                                  INTRODUCTION
                                  ------------

          This Debtor's Amended Plan of Reorganization (the "Plan") is proposed by Health & Nutrition Systems International, Inc. ("HNS," the "Debtor," or the "Proponent") pursuant to chapter 11, title, 11, United States Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"). Capitalized terms used herein shall have the meanings ascribed to them in the attached Glossary of Terms (the "Glossary") attached hereto as EXHIBIT "1" unless otherwise defined herein.

          Reference is made to the Disclosure Statement in Connection with Debtor's Amended Plan of Reorganization (the "Disclosure Statement") accompanying this Plan for a discussion of, among other things, the background, history, business, historical financial information and the events leading up to the Chapter 11 Case, as well as a summary and analysis of this Plan and certain related matters.

          ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3018 AND IN THIS PLAN, THE PROPONENT RESERVES THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THIS PLAN UNTIL ITS SUBSTANTIAL CONSUMMATION AS DEFINED IN SECTION 1101(2) OF THE BANKRUPTCY CODE.

          CLASS 1 IS UNIMPAIRED AND, THEREFORE, IS DEEMED TO HAVE ACCEPTED THIS PLAN. THE PROPONENT WILL NOT SOLICIT VOTES FROM HOLDERS OF CLAIMS IN CLASS 1. CLAIMS IN CLASSES 2, 3, 4, 5 AND 6 AND INTERESTS IN CLASS 7 ARE IMPAIRED AND, THEREFORE, THE DEBTOR WILL SOLICIT THE VOTES OF HOLDERS OF ALLOWED CLAIMS OR INTERESTS IN THESE CLASSES.

December 3, 2004
Page 2


                                    ARTICLE 1
                      RULES OF INTERPRETATION AND EXHIBITS
                      ------------------------------------

         A. RULES OF INTERPRETATION. All references herein to "this Plan" shall be construed, where applicable, to include references to this document and all its exhibits, appendices, schedules and annexes, if any (and any amendments thereto made in accordance with the Bankruptcy Code and the Bankruptcy Rules). Whenever from the context it appears appropriate, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Plan as a whole and not to any particular paragraph, subparagraph, or clause contained in this Plan. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. The captions and headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. Any term used in this Plan that is not defined in the Glossary affixed to this Plan, or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules (with the Bankruptcy Code controlling in the case of a conflict or ambiguity). Without limiting the preceding sentence, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan, unless superseded herein. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Unless the context indicates otherwise, all references to "Section" and "Article" shall refer to Sections and Articles, respectively, under this Plan. To the extent that the Disclosure Statement is inconsistent with any provisions contained in this Plan, the provisions in this Plan shall control.

         B. EXHIBITS. All Exhibits to this Plan are incorporated into and are a part of this Plan as if set forth in full herein, regardless of when filed.

                                    ARTICLE 2
                  TREATMENT OF UNCLASSIFIED, UNIMPAIRED CLAIMS
                  --------------------------------------------

         2.1 ALLOWED ADMINISTRATIVE CLAIMS. Subject to the allowance procedures and deadlines provided in the Plan, on the Effective Date or as soon thereafter as is practicable, the holder of an Allowed Administrative Claim shall receive on account of such Allowed Administrative Claim and in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as to which the Debtor and the holder of such Allowed Administrative Claim have agreed upon in writing. However, (i) Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreement or course of dealing relating thereto, and (ii) Professional Claims shall be paid in accordance with the terms in this Section of the Plan.

December 3, 2004
Page 3

         2.2 PROFESSIONAL CLAIMS. Each Professional in the Chapter 11 Case shall file with the Bankruptcy Court its final fee application seeking final approval of all fees and expenses from the Petition Date through the Confirmation Date.

         2.3 ALLOWED PRIORITY TAX CLAIMS. With respect to each Allowed Priority Tax Claim, at the sole option of the Debtor, the holder of an Allowed Priority Tax Claim shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (a) payment in full in Cash on the Effective Date or (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Debtor.

         2.4 UNITED STATES TRUSTEE FEES. The Debtor or Reorganized Debtor will pay the United States trustee the appropriate sum required pursuant to 28 U.S.C. ss. 1930(a)(6) within ten days from the entry of an order confirming the Plan for pre-confirmation periods and simultaneously provide to the United States trustee an appropriate affidavit indicating the disbursements for the relevant period. In addition, the Debtor or Reorganized Debtor will pay the United States trustee the appropriate sum required pursuant to 28 U.S.C. ss. 1930(a)(6) for post-confirmation periods within the time period set forth in 28 U.S.C. ss. 1930(a)(6), based upon all post-confirmation disbursements made by the Debtor, until the earlier of the closing of this case by the issuance of a final decree by the Bankruptcy Court, or upon the entry of an order by the Bankruptcy Court dismissing the Chapter 11 Case or converting the case to another chapter under the Bankruptcy Code, and the Debtor or Reorganized Debtor will provide to the United States trustee upon the payment of each post-confirmation payment an appropriate affidavit indicating all the disbursements for the relevant period.


                                   ARTICLE 3
           DESIGNATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS; IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED
                     AND NOT IMPAIRED PURSUANT TO THE PLAN
                     -------------------------------------

         A. GENERAL. Pursuant to section 1122 of the Bankruptcy Code, a designation of the Classes of Claims and Interests regarding the Debtor are listed below. A Claim or Interest is designated in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Interest and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. The treatment of and consideration to be received by holders of Allowed Claims and the treatment of Interests pursuant to this Article of the Plan will be in full satisfaction, settlement, release and extinguishment of their respective Allowed Claims against, or Interests in the Debtor and the Debtor's Estate, except as otherwise expressly provided in this Plan or the Confirmation Order.

December 3, 2004
Page 4

         3.1 CLASS 1: PRIORITY CLAIMS (UNIMPAIRED). Class 1 consists of all Allowed Claims given priority in payment pursuant to section 507 of the Bankruptcy Code, but not including Priority Tax Claims and Administrative Claims. Each Holder of an Allowed Class 1 Claim shall receive, at the option of the Debtor, either (A) a Cash payment, in an amount equal to the unpaid amount of the Allowed Class 1 Claim, on the later of: (i) the Effective Date, (ii) the date that is ten Business Days after the date on which such Claim becomes an Allowed Class 1 Claim, after entry of a Final Order or (iii) a date agreed to by the Debtor and the Holder of such Class 1 Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor, or as the Bankruptcy Court has ordered or may order. All payments and treatment under this section will be made in accordance with the priority provided under the Bankruptcy Code, or as may be otherwise ordered by the Bankruptcy Court. Class 1 is unimpaired.

         3.2 CLASS 2: SECURED CLAIM OF GARDEN STATE NUTRITIONALS (IMPAIRED). Class 2 consists of the Secured Claim of Garden State Nutritionals, a division of Vitaquest International, Inc. ("GSN"). The obligation to pay GSN's Secured Claim will be assumed by the Purchaser on the Effective Date. GSN will retain its pre-existing lien on substantially all of the Debtor's assets. The holder of the Claim in this Class must look solely to Purchaser for payment of its Claim, as the Claim against the Debtor will be discharged as to the Debtor.

         3.3 CLASS 3: SECURED CLAIM OF SUNTRUST BANK (IMPAIRED). Class 3 consists of the Secured Claim of SunTrust Bank on the Debtor's 2004 Honda Element (the "Vehicle"). The obligation to pay SunTrust Bank's Secured Claim will be assumed by the Purchaser on the Effective Date. SunTrust Bank will retain its pre-existing lien on the Vehicle. The holder of the Claim in this Class must look solely to Purchaser for payment of its Claim, as the Claim against the Debtor will be discharged as to the Debtor.

         3.4 CLASS 4: TRADE AND EMPLOYEE NON-PRIORITY UNSECURED CLAIMS (IMPAIRED). Class 4 consists of Unsecured non-priority Claims of trade and employee creditors, including any unsecured deficiency Claim otherwise owed to creditors within Classes 2 and 3, whose debts will be assumed by Purchaser on the Effective Date. Holders of Claims in this Class must look solely to Purchaser for payment of their respective Claims, as the Claims against the Debtor will be discharged as to the Debtor.

         3.5 CLASS 5: ALL OTHER UNSECURED CLAIMS (IMPAIRED). Class 5 consists of the holders of the Unsecured Claims of creditors that will not be assumed by the Purchaser on the Effective Date. The holders of Claims within this Class shall be paid from a fund not exceeding $50,000. To the extent that the total amount of Allowed Class 5 Claims exceed $50,000, the holders of such Claims shall share in this fund on a pro rata basis. The sole recourse of the holder of a Class 5 Claim shall be the $50,000 set-aside, and such holder shall have no right whatsoever at any time to assert its Claim against the Debtor, Reorganized Debtor, Purchaser or their respective assets. WITHOUT LIMITING THE FOREGOING, ON

December 3, 2004
Page 5


THE EFFECTIVE DATE, ALL ENTITIES SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY CLASS 5 CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN):

                  3.5.1 COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION, OR OTHER PROCEEDING (INCLUDING, WITHOUT EXPRESS OR IMPLIED LIMITATION, A JUDICIAL, ARBITRAL, ADMINISTRATIVE, OR OTHER PROCEEDING) IN ANY FORUM AGAINST OR AFFECTING THE DEBTOR, REORGANIZED DEBTOR AND PURCHASER OR AN PROPERTY OR INTERESTS IN PROPERTY OF ANY OF THEM;

                  3.5.2 ENFORCING, LEVYING, ATTACHING (INCLUDING, WITHOUT EXPRESS OR IMPLIED LIMITATION, ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR OTHERWISE RECOVERING BY ANY MEANS OR IN ANY MANNER, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR OTHER ORDER AGAINST THE DEBTOR, REORGANIZED DEBTOR AND PURCHASER OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY OF THEM;

                  3.5.3 CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE AGAINST THE DEBTOR, REORGANIZED DEBTOR AND PURCHASER OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY OF THEM; AND

                  3.5.4 SETTING OFF, SEEKING REIMBURSEMENT OF, CONTRIBUTION FROM, OR SUBROGATION AGAINST, OR OTHERWISE RECOUPING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY AMOUNT AGAINST ANY LIABILITY OWED TO THE DEBTOR, REORGANIZED DEBTOR AND PURCHASER OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY OF THEM.

         3.6 CLASS 6: WINDOW ROCK ENTERPRISES, INC. CLAIM (IMPAIRED). Class 6 consists of the Disputed Claim of Window Rock Enterprises, Inc. The holder of the Claim in this Class will receive a consent to the entry of a permanent injunction barring the Debtor and Reorganized Debtor from violating the trademarks for CORTISLIM and an agreement that the Debtor and Reorganized Debtor will not challenge Window Rock's trademark as to this product.

         3.7 CLASS 7: INTERESTS (COMMON STOCK) (IMPAIRED). Class 7 consists of the Interests of Holders of the common stock in the Debtor. Holders of Class 7 Interests will retain their shares.

                                    ARTICLE 4
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                    ----------------------------------------

         4.1 ASSUMPTION; ASSIGNMENT. At the Closing, the Debtor shall assume or reject, as applicable, each of the executory contracts and unexpired leases of the Debtor pursuant to the Asset Purchase Agreement (the "APA"), attached hereto as EXHIBIT "2", that were not previously assumed or rejected or that have not expired under their own terms prior to the Confirmation Date.

December 3, 2004
Page 6

         4.2 CLAIMS ARISING FROM REJECTION. The act of Closing shall constitute rejection of all executory contracts and unexpired leases not previously assumed or assumed pursuant to the provisions of this Plan or rejected pursuant to this Plan. Pursuant to Bankruptcy Rule 3002(4) and Local Rule 6006-1, any Claim for damages arising from any such rejection must be filed within 30 days after Closing, or such Claim will be forever barred and will not be enforceable against the Debtor, Reorganized Debtor or their respective assets, and will not receive any distribution pursuant to the Plan or otherwise on account of such Claim.

                                    ARTICLE 5
                          POST-CONFIRMATION LITIGATION
                          ----------------------------

         5.1 OBJECTIONS TO CLAIMS AND INTERESTS. The Debtor has the authority to file, settle, compromise, withdraw, arbitrate, mediate or litigate objections to Claims and Interests pursuant to the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and this Plan. Unless otherwise ordered by the Bankruptcy Court, the Debtor shall file and prosecute objections to claims and interests filed as of the Confirmation Hearing. To the extent that an objection to a claim is not resolved as of the Confirmation Hearing, the Reorganized Debtor will be authorized to prosecute it. The Reorganized Debtor may also file and prosecute such objections filed on or after the Confirmation Hearing.

         An objection to the allowance of a Claim or Interest will be made in writing and may be filed with the Bankruptcy Court by the Debtor or other interested party, at any time on or before the Claim Objection Deadline to be established by the Bankruptcy Court, which will be a date after the Confirmation Hearing.

         5.2 CAUSES OF ACTION AND PRESERVED CLAIMS. The Debtor has the authority to file, settle, compromise, withdraw, arbitrate, mediate or litigate any and all Preserved Claims and Causes of Action and rights it has against any Person that arose before or after the Petition Date.

                                    ARTICLE 6
               MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN
               --------------------------------------------------

         6.1 GENERAL OVERVIEW. The Plan is premised upon consummation of the APA, or a variant thereof with another Person that has submitted a higher and better offer as determined by the Bankruptcy Court. In summary, the APA provides for the sale of substantially all of the operating assets of the Debtor to TeeZee, Inc., subject to higher and better offers. The Debtor will conduct an auction at which it will consider qualified competing bids consistent with bid procedures which are the subject of a motion, filed contemporaneously herewith, seeking approval of same by the Bankruptcy Court. Once approved, the Debtor

December 3, 2004
Page 7


shall advertise the auction in the Miami Herald and Drugstore News. THE AUCTION WILL BE HELD AT DEBTOR'S COUNSEL'S LAW OFFICES LOCATED AT BERGER SINGERMAN, P.A., 350 EAST LAS OLAS BLVD., SUITE 1000, FORT LAUDERDALE, FLORIDA ON DECEMBER 27, 2004 AT 10:00 A.M.. The APA provides, among other things, that the Purchaser shall assume all of the Debtor's secured debt owed to GSN, and SunTrust Bank, all of the unsecured debt owed to trade vendors and employees, including unsecured deficiency claims of GSN and SunTrust Bank, if any, and some of the pre-petition claims of professionals that provided services to the Debtor prior to the Petition Date. To the extent that debt is not being assumed, it will be the subject of the claims estimation and/or allowance process under the supervision of the Bankruptcy Court. Parties-in-interest are directed to the APA, attached to this Plan as Exhibit 2, and urged to review it carefully, preferably with counsel. The cash portion of the purchase price shall fund the payment of administrative costs, to the extent not previously paid, and any Allowed Claims not assumed by the Purchaser.

         6.2 POST-CONFIRMATION OPERATIONS OF THE REORGANIZED DEBTOR. From and after the Confirmation Date, the Reorganized Debtor shall be engaged in the business of seeking suitable commercial activities or a strategic alliance with an operating entity, and shall continue to exist as a separate corporate entity, with all of the powers of a corporation under the laws of Florida. The present directors of the Debtor, James A. Brown, Ted Alflen and Steven Pomerantz, shall serve as directors of the Reorganized Debtor. The sole officer, as that term is understood under Florida law, will be James A. Brown, who shall serve as Chief Executive Officer and Chairman of the Board of Directors of the Reorganized Debtor. Mr. Brown shall be compensated pursuant to a one year Employment Agreement, a true and correct copy of which is attached hereto as EXHIBIT "3." The material terms of the Employment Agreement are: (i) annual salary of $110,400.00, (ii) typical medical benefits and expense reimbursement, and (iii) a grant of 300,000 shares of the Debtor's authorized but unissued common stock (valued at a share price as of the closing on November 18, 2004 for $12,000). The shares are subject to repurchase by HNS for $12,000 for a one-year period if Mr. Brown voluntarily leaves HNS or is terminated for cause. Thirty days after consummation of the Plan, Mr. Brown's annual compensation shall be reduced to $84,000.

                                    ARTICLE 7
                                  DISTRIBUTIONS
                                  -------------

         7.1 GENERAL. The Debtor believes that there will be no distributions to anyone other than administrative claimants, most particularly Professionals, (Class 1). The Secured Claims of GSN and SunTrust Bank, (Class 2 and 3), will be assumed by Purchaser and payment of these Claims will, therefore, come from Purchaser. All trade and employee non-priority Unsecured Claims, (Class 4), including any Unsecured deficiency Claims of GSN and SunTrust Bank, will be assumed by Purchaser and payment of these claims will, therefore, come from Purchaser. All other Unsecured Claims, if any are filed and Allowed (Class 5), shall be paid from a fund not to exceed $50,000. If the Allowed Class 5 Claims exceed $50,000, the holders thereof will share this $50,000 fund on a pro rata basis, AND BE SUBJECT TO THE CHANNELING INJUNCTION DETAILED IN SECTION 3.5 OF

December 3, 2004
Page 8


THIS PLAN. There will be no distribution to Window Rock Enterprises (Class 6), as the Plan provides only that the Debtor will consent to entry of a permanent injunction barring the Debtor and Reorganized Debtor from violating the trademarks for CORTISLIM(R) and an agreement that the Debtor and Reorganized Debtor will not challenge Window Rock Enterprises' trademark as to this product. There will be no distributions to Holders of Interests, (Class 7); these individuals will retain their Interests.

         7.2 DELIVERY OF DISTRIBUTIONS. If any Unsecured Claim within Class 5 is Allowed, the above-referenced $50,000 fund should be adequate to fully pay it. If not, the Holders of Allowed Class 5 Claims shall share pro rata in the $50,000 fund. Payment of each such Allowed Claim will occur on or after the Effective Date and within 10 days after either (i) the date the Claim is settled by the Debtor or Reorganized Debtor and the claimant or (ii) the date an order allowing the Claim, after all appeals, become final, unless the claimant and the Debtor or Reorganized Debtor agree otherwise. MOREOVER, THE CLAIMS IN THIS CLASS WILL BE SUBJECT TO THE CHANNELING INJUNCTION DETAILED IN SECTION 3.5 OF THIS PLAN.

         7.3 EFFECTIVE DATE DISTRIBUTIONS. On the Effective Date, or as soon thereafter as practicable, the holders of Allowed Administrative Expense Claims and Allowed Priority Tax Claims shall be paid, in cash, the amounts of their respective Allowed Claims.

         7.4 CASH PAYMENTS. Cash payments to be made pursuant to this Plan shall be made by checks drawn on a U.S. financial institution.

         7.5 INTEREST ON CLAIMS. With the exception of holders of Allowed Claims in Class 2 and 3, unless otherwise specifically provided for in this Plan, the Confirmation Order, the APA (or any documents in connection therewith) or required by applicable bankruptcy law, interest shall not accrue or be paid on Claims or Interests on a Post-Petition basis, nor will the holder of an Allowed Claim or Interest be entitled to Post-Petition interest on such Claim or Interest.

         7.6 FAILURE TO NEGOTIATE CHECKS. Checks issued with respect to distributions made to holders of Class 5 Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance and the Reorganized Debtor shall have no obligation to pay thereafter.

                                    ARTICLE 8
                                 EFFECTIVE DATE
                                 --------------

         8.1 CONDITIONS TO EFFECTIVE DATE. This Plan shall not become effective and the Effective Date shall not occur unless and until:

         |_|      Ten days shall have passed from the Confirmation Date;

December 3, 2004
Page 9


         |_| The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Proponent, authorizing and directing the Debtor to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, indentures and other agreements or documents created, amended, supplemented, modified, or adopted in connection with this Plan;

         |_| The Bankruptcy Court shall have approved the information contained-in the Disclosure Statement as adequate pursuant to section 1125 of the Bankruptcy Code;

         |_| No stay of the Confirmation Order shall be in effect at the time the other conditions set forth in this Section 8.1 are satisfied, or, if permitted, waived;

         |_| All documents, instruments and agreements, in form and substance satisfactory to the Debtor, provided for under this Plan or necessary to implement this Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby;

         |_| There shall exist sufficient Available Cash of the Debtor to pay all Allowed Administrative Expense Claims, Allowed Professional Claims, and Allowed Priority Tax Claims;

         |_|      The Closing shall have occurred; and

         |_| No order of a court shall have been entered and shall remain in effect restraining the Debtor from consummating this Plan.

         8.2 NOTICE OF EFFECTIVE DATE. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtor shall file with the Bankruptcy Court a "Notice of Effective Date," which shall constitute appropriate and adequate notice that this Plan has become effective. This Plan shall be deemed to be effective as of 12:01 a.m., prevailing Eastern Standard Time, on the date of such filing. A courtesy copy of the Notice of Effective Date may be sent by first class mail, postage prepaid (or at the Reorganized Debtor's option, by courier or facsimile) to all persons on the Court Matrix, the Master Service List and those Persons who have filed with the Bankruptcy Court requests for notices pursuant to Bankruptcy Rule 2002.

                                    ARTICLE 9
                       EFFECT OF CONFIRMATION OF THE PLAN
                       ----------------------------------

         9.1 JURISDICTION OF BANKRUPTCY COURT. Until the Final Distribution Date, the Bankruptcy Court shall retain jurisdiction over the Debtor, its Assets and its Estate. Thereafter, jurisdiction of the Bankruptcy Court over the Debtor, its Assets and its Estate shall be limited to the subject matters set forth in Article 13 of this Plan.

December 3, 2004
Page 10


         9.2 BINDING EFFECT. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall forever bind any holder of a Claim against or Interest in the Debtor and such holder's respective successors and assigns, whether or not the Claim or Interest of such holder is Impaired under this Plan and whether or not such holder has accepted this Plan.

         9.3 STAY. Unless otherwise provided herein, all injunctions or stays provided for in the Chapter 11 Case pursuant to section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Final Distribution Date.

         9.4 INJUNCTION. Except as otherwise specifically provided in this Plan or the Confirmation Order, all Persons who have held, hold or may hold claims, rights, causes of action, liabilities or any equity interests with respect to or Interests in the Debtor or its assets based upon any act or omission, transaction or other activity of any kind or nature that occurred or arose prior to the Effective Date, other than as expressly provided in this Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such Person has voted to accept this Plan, and any successors, assigns or representatives of the foregoing shall be precluded and permanently enjoined on and after the Effective Date from: (a) commencing or continuing in any manner any claim, action or other proceeding of any kind with respect to any Claim, Interest or any other right, cause of action or claim against the Debtor and the Reorganized Debtor (the "Protected Parties") or any assets of the Protected Parties that they possessed or may possess prior to the Effective Date; (b) seeking the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim, Interest or any other right, cause of action or Claim against the Protected Parties or any assets of the Protected Parties that they possessed or may possess prior to the Effective Date, and (c) creating, perfecting or enforcing any encumbrance of any kind with respect to any Claim, Interest or any other right, cause of action or Claim against the Protected parties or any assets of the Protected Parties that they possessed or may possess prior to the Effective Date. Notwithstanding the foregoing, neither the Debtor nor the Purchaser shall be enjoined from asserting claims under the APA. This section does not apply to the Preserved Claims.

                                   ARTICLE 10
                      ACCEPTANCE OR REJECTION OF THIS PLAN
                      ------------------------------------

         10.1 PERSONS ENTITLED TO VOTE. Class 1 is deemed to have accepted this Plan. Votes from holders of Claims in Class 1 will not be solicited. Votes from holders of Allowed Claims in Classes 2, 3, 4, 5 and 6 and of Interests in Class 7 will be solicited.

         10.2 VOTE REQUIRED FOR ACCEPTANCE AND CONFIRMATION. Your vote is important to the Chapter 11 Case. Your failure to vote will leave to the other holders of Allowed Claims, whose interests may not be the same as yours, the decision to accept or reject the Plan. To have your vote count, you must complete properly and return your Ballot by the Voting Deadline.

December 3, 2004
Page 11


                                   ARTICLE 11
                                  FINAL REPORT
                                  ------------

         At such time as all of the distributions provided for in Article 7 have been made, the Reorganized Debtor shall file a final accounting with the Bankruptcy Court, together with the Final Report.

                                   ARTICLE 12
                                   ABANDONMENT
                                   -----------

         The Debtor may abandon any property deemed to be burdensome to the Debtor's Estate or of inconsequential value to the Debtor by filing a Notice of Abandonment with the Bankruptcy Court and serving it on the United States trustee and affected parties. No property shall be deemed abandoned unless the Debtor files and serves a Notice of Abandonment. Such abandonment shall be effective ten Business Days after the Notice of Abandonment is filed and served. Any party in interest may oppose such abandonment by filing an Objection or response thereto with the Bankruptcy Court, in which case abandonment will not be effected until ordered by the Court.

                                   ARTICLE 13
                            RETENTION OF JURISDICTION
                            -------------------------

         13.1 EXCLUSIVE JURISDICTION OF BANKRUPTCY COURT. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain after the Effective Date exclusive jurisdiction of all matters arising out of, arising in or related to, the Chapter 11 Case to the fullest extent permitted by applicable law including, without limitation, jurisdiction to:

         |_|      enforce the provisions of the Confirmation Order and the APA;

         |_| allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest (whether filed before or after the Effective Date and whether or not contingent, disputed or unliquidated), including the compromise, settlement and resolution of any request for payment of any Administrative Expense Claim or Priority Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to reinstate a Claim or Interest pursuant to this Plan, and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any objection to such Claim or Interest (to the extent permitted under applicable law);

December 3, 2004
Page 12



         |_| grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Effective Date;

         |_| hear and determine motions, applications, adversary proceedings, contested matters and other litigated matters pending on, filed or commenced after the Effective Date, including proceedings with respect to the rights and claims of the Debtor to recover property under sections 542, 543 or 553 of the Bankruptcy Code;

         |_| determine and resolve any matters related to the assumption, assignment, or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

         |_| ensure that all payments due under this Plan and performance of the provisions of this Plan and Plan Documents are accomplished as provided herein, and resolve any issues relating to distributions to holders of Allowed Claims and Allowed Interests pursuant to the provisions of this Plan and the Plan Documents;

         |_| construe, take any action and issue such orders consistent with section 1142 of the Bankruptcy Code, as may be necessary for the enforcement, implementation, execution and consummation of this Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with this Plan, including, without limitation, the Disclosure Statement and the Confirmation Order, for the maintenance of the integrity of this Plan and the Plan Documents;

         |_| determine and resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation, implementation or enforcement of this Plan (and all Exhibits to this Plan including the APA and Plan Documents) or the Confirmation Order, including the indemnification and injunction provisions set forth in and contemplated by this Plan, the Plan Documents or the Confirmation Order, or any Person's rights arising under or obligations incurred in connection therewith;

December 3, 2004
Page 13

         |_| entertain, approve and confirm modifications of this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission, or reconcile any inconsistency in any Court order, this Plan, the Plan Documents, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, the Plan Documents, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code, this Plan, and the Plan Documents;

         |_| issue injunctions, enter, implement and enforce orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation, implementation or enforcement of this Plan, the Plan Documents or the Confirmation Order;

         |_| enter, implement and enforce such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         |_| determine any other matters that may arise in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, the Plan Documents, the Disclosure Statement or the Confirmation Order, except as otherwise provided in this Plan;

         |_| hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code;

         |_| continue to enforce the automatic stay through the Final Distribution Date;

         |_| hear and determine (A) disputes arising in connection with the interpretation, implementation or enforcement of this Plan, the Confirmation Order and the Plan Documents, or (B) issues presented or arising under this Plan, the Confirmation Order and Plan Documents, including disputes among holders and arising under agreements, documents or instruments executed in connection with this Plan, the Confirmation Order and the Plan Documents;

         |_| shorten or extend, for cause, the time fixed for performance of any act or thing under this Plan, the Confirmation Order and the Plan Documents, on notice or ex-parte, as the Bankruptcy Court shall determine to be appropriate;

         |_| enter any order, including injunctions, necessary to enforce the title, rights and powers of the Reorganized Debtor, and to impose such limitations, restrictions, terms and conditions on such title, rights and powers as the Bankruptcy Court may deem necessary;

         |_| adjudicate any settlements pursuant to Bankruptcy Rule 9019, if required under this Plan, the Confirmation Order, the Plan Documents and all other matters contained herein; and

         |_|      enter a final decree closing the Chapter 11 Case.

         13.2 FAILURE OF BANKRUPTCY COURT TO EXERCISE JURISDICTION. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction over any matter arising under, arising in or related to the Debtor's Estate, including with respect to the matters set forth in Section 13.1, this Article 13 shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such subject matter.

December 3, 2004
Page 14


                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         14.1 BINDING EFFECT OF PLAN. The provisions of this Plan, Confirmation Order and Plan Documents shall be binding upon and inure to the benefit of the Debtor, the Estate, any holder of any Claim or Interest treated herein or any Person named or referred to in this Plan, and each of their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, agents, officers and directors, and, as to the binding effect, to the fullest extent permitted under the Bankruptcy Code and other applicable law, each other Person affected by this Plan, Confirmation Order, or Plan Documents.

         14.2 WITHDRAWAL OF THIS PLAN. The Proponent reserves the right, at any time prior to the substantial consummation (as that term is defined in section 1101(2) of the Bankruptcy Code) of this Plan, to revoke or withdraw this Plan. If this Plan is revoked or withdrawn or if the Confirmation Date does not occur, this Plan shall be null and void and have no force and effect. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims or interests by or against the Proponent or any other Person, constitute an admission of any fact or legal conclusion by the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

         14.3 MODIFICATION OF THIS PLAN. The Debtor may alter, amend, or modify this Plan or Plan Documents under section 1127 of the Bankruptcy Code or as otherwise permitted at any time before the Confirmation Date. After the Confirmation Date and before the substantial consummation of this Plan, and in accordance with the provisions of section 1127(b) of the Bankruptcy Code and the Bankruptcy Rules, the Debtor and any party in interest may, so long as the treatment of holders of Claims and Interests under this Plan is not adversely affected, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in this Plan, the Plan Documents, the Disclosure Statement, or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of this Plan and the Plan Documents. However, prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002.

         14.4 BUSINESS DAYS. If any payment or act under this Plan or any Plan Documents is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

December 3, 2004
Page 15



         14.5 SEVERABILITY OF PLAN PROVISIONS. If any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         14.6 GOVERNING LAW. Except to the extent that the Bankruptcy Code or Bankruptcy Rules or other federal laws are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with this plan, including, without limitation, the plan documents, the construction, implementation and enforcement of this Plan and all rights and obligations arising under this plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without giving effect to conflicts of law principles that would apply the law of a jurisdiction other than the State of Florida or the United States of America.

         14.7 NOTICES. Any notice required or permitted to be provided under this Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

         To the Debtor:             Arthur J. Spector, Esq.
                                    BERGER SINGERMAN, P.A.
                                    350 E. Las Olas Boulevard, Suite 1000
                                    Fort Lauderdale, FL 33301

         To the U.S. Trustee:       Heidi A. Feinman, Esq.
                                    Office of the United States Trustee
                                    Southern District of Florida
                                    51 S.W. First Ave., Room 1204
                                    Miami, FL  33130

         14.8 FILING OF ADDITIONAL DOCUMENTS. On or before substantial consummation of this Plan, the Debtor may issue, execute, deliver, and file with the Bankruptcy Court or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence the terms and conditions of this Plan or any Plan Document, including by making such supplemental disclosures or notices as the Proponent deems useful.

December 3, 2004
Page 16


         14.9 TIME. Unless otherwise specified herein, in computing any period of time prescribed or allowed by this Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of next succeeding day that is a Business Day. Otherwise, the provisions of Bankruptcy Rule 9006 shall apply.

         14.10 SATURDAY, SUNDAY OR LEGAL HOLIDAY. If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

         14.11 NO ATTORNEYS' FEES. No attorneys' fees will be paid by the Debtor with respect to any Claim or Interest, except as expressly specified herein or allowed by a Final Order of the Bankruptcy Court.

         14.12 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any Person named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

         14.13 EXEMPTION FROM CERTAIN TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security or the making or delivery of any instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax, use tax, sales tax or similar tax. Any sale of any Asset occurring after or upon the Confirmation Date (including the Sale) shall be deemed to be in furtherance of this Plan. Specifically, as discussed above, the APA forms the basis of this Plan. Accordingly, the Closing of the transaction contemplated by the APA is an integral component of this Plan as it is the primary means by which this Plan is being implemented, and the Closing is one which is occurring under this Plan.

         14.14 PRESERVATION OF RIGHTS OF SETOFF. The Debtor may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtor may have against the holder of such Claims; but neither the failure to do so nor the Allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claim that the Debtor may have against such holder.

         14.15 DEFENSES WITH RESPECT TO UNIMPAIRED CLAIMS. Except as otherwise provided in this Plan, nothing shall affect the rights and legal and equitable defenses of the Debtor with respect to any Unimpaired Claim or Unimpaired Interest, including all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims and Unimpaired Interests.

December 3, 2004
Page 17


         14.16 NO INJUNCTIVE RELIEF. No Claim or Interest shall under any circumstances be entitled to specific performance or other injunctive, equitable, or other prospective relief.

         14.17 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in this Plan shall be deemed an admission by the Proponent with respect to any matter set forth herein, including, without limitation, liability on any Claim or Interest or the propriety of any classification of any Claim or Interest.

         14.18 ENTIRE AGREEMENT. This Plan (including the Plan Documents), sets forth the entire agreement and undertaking relating to the subject matter hereof and supersedes all prior discussions and documents. The Debtor's Estate shall not be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.


                        REST OF PAGE INTENTIONALLY BLANK

December 3, 2004
Page 18


                                   ARTICLE 15
                              CONFIRMATION REQUEST
                              --------------------

          For all of the reasons set forth in this Plan and the Disclosure Statement, the Debtor requests that the Bankruptcy Court confirm this Plan under the cramdown provisions of section 1129(b) of the Bankruptcy Code, if necessary, on the basis that this Plan is fair and equitable, and does not discriminate unfairly, with respect to each Class of Claims or Interests that is Impaired under, and has not accepted, this Plan.

Dated:  December 3, 2004

HEALTH & NUTRITION SYSTEMS
INTERNATIONAL, INC. by


BERGER SINGERMAN, P.A.
Counsel to the Debtor
350 E. Las Olas Boulevard
Suite 1000
Fort Lauderdale, FL 33301
Tel: (954) 525-9900
Fax: (954) 523-2872

By: /s/Arthur J. Spector
    --------------------
Arthur J. Spector
Florida Bar No. 620777
aspector@bergersingerman.com
Paul A. Avron
Florida Bar No. 0050814
pavron@bergersingerman.com

                                                                       Exhibit 1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                              www.flsb.uscourts.gov

In re:                                                Chapter 11 Case

HEALTH & NUTRITION SYSTEMS                            Case No. 04-34761-BKC-PGH
INTERNATIONAL, INC.,

         Debtor.
--------------------------------/


              GLOSSARY OF TERMS FOR DEBTOR'S PLAN OF REORGANIZATION
              -----------------------------------------------------
                   AND DISCLOSURE STATEMENT IN CONNECTION WITH
                   -------------------------------------------
                         DEBTOR'S PLAN OF REORGANIZATION
                         -------------------------------

         A. SCOPE OF DEFINITIONS. For purposes of the Debtor's Plan of Reorganization and the Disclosure Statement in Connection with the Debtor's Plan of Reorganization, and to the extent not otherwise provided therein, the terms below shall have the respective meanings hereinafter set forth and designated with the initial letter of each word being capitalized and, unless otherwise indicated, the singular shall include the plural, the plural shall include the singular and capitalized terms shall refer to the terms as defined herein.

         1.1 "Acquired Assets" means all assets conveyed to the Purchaser at the Closing.

         1.2 "Administrative Claim" means a Claim for any cost or expense of administration (including Professional Claims) of the Chapter 11 Case asserted or arising under sections 503, 507(a)(1), or 507(b) of the Bankruptcy Code, including (i) any actual and necessary Post-Petition Date cost or expense of preserving the Debtor's Estate or operating the business of the Debtor, (ii) any payment to be made under this Plan to cure a default on an executory contract or unexpired lease that is assumed pursuant to section 365 of the Bankruptcy Code,
(iii) any Post-Petition Date cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtor in the ordinary course of business, and (iv) compensation or reimbursement of expenses of Professionals to the extent allowed by the Bankruptcy Court under sections 330(a) or 331 of the Bankruptcy Code.

         1.3 "Allowed Administrative Claim" means all or that portion of any Administrative Claim that is or has become an Allowed Claim.

         1.4 "Allowed Claim" means a Claim:

                (a)(i) proof of which was timely and properly filed on or before the Bar Date or the Administrative Claims Bar Date, as applicable, and unless otherwise set by the Bankruptcy Court, (ii) proof of which was deemed filed pursuant to section1111(a) of the Bankruptcy Code, or (iii) if no such proof was filed or deemed filed, such Claim has been or hereafter is listed by the Debtor on its Schedules filed under section 521(1) of the Bankruptcy Code as liquidated in amount and not disputed or contingent and, in any case, as to which (A) no objection to the allowance thereof has been or is interposed or (B) any such objection has been settled, withdrawn or determined by a Final Order, to the extent the objection has been or is determined in favor of the claimant in such Final Order;

                (b) based on an application of a professional person under sections 330, 331, or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Case, to the extent such application is approved by a Final Order; or

                (c) expressly allowed under this Plan or the Confirmation Order. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Claim" shall not include interest on such Claim for the period from and after the Petition Date.

         1.5 "Allowed Priority Claim" means all or that portion of any Priority Claim that is or has become an Allowed Claim.

         1.6 "Allowed Priority Tax Claim" means all or that portion of any Priority Tax Claim that is or has become an Allowed Claim.

         1.7 "Asset Purchase Agreement" means that certain Asset Purchase Agreement dated October 15, 2004, as amended, by and between TeeZee, Inc. and the Debtor, for the purchase of the Acquired Assets.

         1.8 "Assets" means all legal or equitable interests of the Debtor in any and all real or personal property of any nature, including any real estate leases, subleases, licenses, goods, materials, supplies, furniture, fixtures, equipment, work in process, accounts, chattel paper, cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, Claims, Causes of Action and any other general intangibles, and the proceeds, product, offspring, rents or profits thereof, excluding, however, the Acquired Assets.

         1.9 "Auction" means the auction to be conducted by the Debtor pursuant to the Bid Procedures Order.

         1.10 "Available Cash" means Cash available to make payments pursuant to this Plan.

         1.11 "Ballot" means the ballot accompanying the Disclosure Statement upon which holders of Impaired Claims entitled to vote on this Plan shall indicate their acceptance or rejection of this Plan in accordance with the instructions regarding voting.

         1.12 "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. ss.ss.101-1330, as in effect on the Petition Date, together with all amendments and modifications thereto to the extent applicable to the Chapter 11 Case.

         1.13 "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Florida, which has jurisdiction over the Chapter 11 Case, or such other court exercising bankruptcy jurisdiction.

         1.14 "Bankruptcy Rules" means (a) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under section 2075 of title 28 of the United States Code, (b) the Federal Rules of Civil Procedure, as amended and promulgated under section 2072 of title 28 of the United States Code, (c) the Local Rules of Civil Practice and Procedure of the United States District Court for the Southern District of Florida as amended, and (d) any standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, together with all amendments and modifications thereto to the extent applicable to this Chapter 11 Case or proceedings therein, as the case may be.

         1.15 "Bar Date" means the date established by the Bankruptcy Court as the deadline by which proofs of Claims (other than Administrative Claims) are required to be filed.

         1.16 "Bid Procedures Order" means the Order (I) Establishing Bidding Procedures; (II) Approving Form of Purchase Agreement; (III) Approving Form and Manner of Notices; (IV) Scheduling Auction Date and Date to Consider Final Approval of Sale; and (V) Authorizing the Sale of Substantially All of the Estate's Assets Pursuant to 11 U.S.C. ss. 363 Subject to Pre-Existing Liens.

         1.17 "Business Day" means any day other than a Saturday, Sunday or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

         1.18 "Cash" means money, currency and coins, negotiable checks, balances in bank accounts and other lawful currency of the United States of America and its equivalents.

         1.19 "Cash Collateral" means cash, negotiable instruments, documents of title, securities, deposit accounts, or other cash equivalents whenever acquired in which the Estate and an entity other than the Estate have an interest and includes the proceeds, products, offspring, rents, or profits of property subject to a security interest as provided in section 552(b) of the Code, whether existing before or after the commencement of a case under the Code.

         1.20 "Causes of Action" means any and all actions, claims, rights, defenses, impleader claims, damages, executions, demands, crossclaims, counterclaims, suits, causes of action, choses in action, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims whatsoever, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly, indirectly or derivatively, at law, in equity or otherwise, accruing to the Debtor.

         1.21 "Chapter 11 Case" means the instant case under chapter 11 of the Bankruptcy Code commenced by the Debtor on the Petition Date.

         1.22 "Claim" has the meaning assigned to such term in section 101(5) of the Bankruptcy Code.

         1.23 "Claim Objection Deadline" means the date set by order of the Bankruptcy Court (without notice or a hearing) for objecting to Claims or Interests against the Estate.

         1.24 "Class" means a group of Claims or Interests as classified in a particular class under this Plan pursuant to section 1122 of the Bankruptcy Code.

         1.25 "Closing" means the consummation of the purchase and Sale and assignment of Acquired Assets in accordance with the Asset Purchase Agreement.

         1.26 "Closing Date" means the date on which the Closing occurs.

         1.27 "Confirmation" means the entry of an order confirming this Plan in accordance with section 1129 of the Bankruptcy Code.

         1.28 "Confirmation Date" means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court.

         1.29 "Confirmation Hearing" means the hearing held before the Bankruptcy Court to consider Confirmation of this Plan pursuant to section 1128 of the Bankruptcy Code, as it may be continued from time to time.

         1.30 "Confirmation Order" means the order issued and entered confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

         1.31 "Debtor" means Health & Nutrition Systems International, Inc., a Florida corporation, including in its capacity as debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         1.32 "Disallowed Claim" means any Claim against the Debtor which (i) has been disallowed, in whole or part, by a Final Order of the Bankruptcy Court,
(ii) has been withdrawn by agreement of the Debtor and the creditor thereof, in whole or in part, (iii) has been withdrawn, in whole or in part, by the Creditor thereof, (iv) if listed in the Schedules as zero or as Disputed, contingent or unliquidated and in respect of which a proof of claim has not been timely filed or deemed timely filed pursuant to the Plan, the Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law, (v) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the filed amount of any proof of claim or (vi) is evidenced by a proof of claim which has been filed, or which has been deemed to be filed under applicable law or order of the Bankruptcy Court or which is required to be filed by order of the Bankruptcy Court but as to which such proof of claim was not timely or properly filed. In each case a Disallowed Claim is disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

         1.33 "Disclosure Statement" means the document entitled "Disclosure Statement in Connection with Debtor's Plan of Reorganization," dated November 16, 2004, and filed in connection with this Plan and the Chapter 11 Case pursuant to section 1125 of the Bankruptcy Code, including any exhibits annexed thereto and any documents delivered in connection therewith, as the same may be amended or modified from time to time.

         1.34 "Disputed Claims" means all Claims that are listed in the Schedules as disputed, contingent or unliquidated. Without limiting the above, a Claim that is the subject of a pending objection, motion, complaint, counterclaim, setoff, Avoidance Action or other defense, or any other proceeding seeking to disallow, subordinate or estimate such Claim, shall be deemed to constitute a Disputed Claim.

         1.35 "Effective Date" means the Business Day following the date upon which all conditions set forth in Section 9.1 of the Plan shall have occurred or have been satisfied.

         1.36 "Estate" means the Debtor's bankruptcy estate created in the Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

         1.37 "Final Distribution" means the payment by the Reorganized Debtor of the Allowed Claims in Class 5.

         1.38 "Final Distribution Date" means the date upon that the Final Distribution is made. The Final Distribution Date shall be determined by the Reorganized Debtor, and shall be the date on or after which (a) all Assets of the Debtor (other than those Assets abandoned by the Debtor or Reorganized Debtor) are liquidated into Cash and all other sums due are collected by, or otherwise remitted or returned to, the Debtor's Estate, and (b) any and all remaining amounts in the Disputed Claims Reserve shall have become Available Cash.

         1.39 "Final Order" means an order or judgment entered by the Bankruptcy Court, or another court of competent jurisdiction, in connection with the Chapter 11 Case, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or to seek certiorari, review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending or as to which any right to appeal or to seek certiorari, review or rehearing has been waived in writing in a manner satisfactory to the Debtor.

         1.40 "Impaired" when used in this Plan with reference to a Claim or an Interest, has the meaning assigned to such term in section 1124 of the Bankruptcy Code.

         1.41 "Interest" means any "equity security" interest in the Debtor, as the term is defined in section 101(16) of the Bankruptcy Code, exclusive of any such interests held in treasury by the Debtor, which Interests are identified in the Lists of Equity Security Holders filed by the Debtor in connection with the

Chapter 11 Case and/or registered in the stock registers maintained by or on behalf of the Debtor, and as to which Interest no objection has been made or which Interest has been allowed by a Final Order. In this case, the term refers to the common stock of the Debtor.

         1.42 "Liquidation Value" means the aggregate dollar amount that would be generated from the Assets if the Chapter 11 Case were converted to a chapter 7 case under the Bankruptcy Code, and the Assets were liquidated by a trustee in bankruptcy.

         1.43 "Objection" means any objection, application, motion, complaint or any other legal proceeding, including, with respect to the terms of this Plan, seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim) or Interest other than an Allowed Claim or an Allowed Interest.

         1.44 "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity, or political subdivision thereof, or any other entity.

         1.45 "Petition Date" means October 15, 2004.

         1.46 "Plan" means the Debtor's Plan of Reorganization.

         1.47 "Plan Documents" means any contracts, instruments, securities, releases, indentures, and any other agreements or documents delivered pursuant to, or related to, or implementing this Plan or such other documents, including those documents attached as exhibits to this Plan.

         1.48 "Post-Petition" means a date on or after the Petition Date.

         1.49 "Prepetition" means a date prior to the Petition Date.

         1.50 "Priority Non-Tax Claim" means any Claim given priority in payment pursuant to Section 507 of the Bankruptcy Code, but not including Priority Tax Claims and Administrative Claims.

         1.51 "Priority Tax Claim" means any Claim given priority in payment pursuant to Section 507(a)(8) of the Bankruptcy Code.

         1.52 "Professional" means a Person (a) employed in the Chapter 11 Case pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Confirmation Date, pursuant to sections 327 - 331 the Bankruptcy Code or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

         1.53 "Professional Fees" means Claims by Professionals retained by the Debtor for compensation and reimbursement of expenses pursuant to sections 330 and 331 of the Bankruptcy Code for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Confirmation Date.

         1.54 "Property of the Estate" means all property of the Debtor and its Estate of every type and nature pursuant to section 541 of the Bankruptcy Code.

         1.55 "Purchaser" means TeeZee, Inc. a Florida corporation.

         1.56 "Reorganized Debtor" means the company that emerges from this Chapter 11 Case after confirmation of the Plan.

         1.57 "Sale" means the sale of the Acquired Assets to the Debtor, pursuant to the Asset Purchase Agreement.

         1.58 "Sale Order" means the order approving the Sale to be incorporated in the Confirmation Order entered by the Bankruptcy Court.

         1.59 "Sale Proceeds" means the proceeds of the Sale.

         1.60 "Schedules" means the Debtor's Schedules of Assets and Liabilities and Statement of Financial Affairs, as amended from time to time, filed by the Debtor with the Bankruptcy Court pursuant to Bankruptcy Rule 1007.

         1.61 "Secured Claim" means a Claim that is secured by a security interest in or lien upon any Property of the Debtor's Estate that is not void or avoidable under the Bankruptcy Code or other applicable law to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such security interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code.

         1.62 "Unclaimed Property" means any distribution of Cash or any other property made to the holder of an Allowed Claim pursuant to this Plan that (a) is returned to the Debtor as undeliverable and no appropriate forwarding address is received within the later of (i) 90 days after the Effective Date and (ii) 90 days after such distribution is made to such holder or (b) in the case of a distribution made in the form of a check, is not negotiated within 90 days and no request for re-issuance is made. Unclaimed Property shall become Cash for distribution to holders of Allowed Claims in accordance with the terms of this Plan.

         1.63 "Unimpaired" means any Claim that is not Impaired.

         1.64 "Unsecured Claim" means a Claim that is not a Secured Claim.

                                                                       Exhibit 2

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         This ASSET PURCHASE AGREEMENT is dated this 15th day of October, 2004 by and between Health & Nutrition Systems International, Inc., a Florida corporation ("Seller") and TeeZee, Inc., a Florida corporation ("Purchaser").

         WHEREAS, Seller contemplates voluntarily filing a petition to commence a case ("Bankruptcy Case") under Chapter 11 of Title 11 of the United States Code ("Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Florida ("Bankruptcy Court");

         WHEREAS, in the event that Seller files the Bankruptcy Case, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, substantially all of Seller's assets and assume substantially all of Seller's known liabilities, pursuant to ss. 363 and other applicable provisions of the Bankruptcy Code, subject to higher or better bids, all upon the terms and subject to the conditions set forth herein upon approval of this Agreement by the Bankruptcy Court in the Bankruptcy Case;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller do hereby represent, warrant, covenant and agree as follows:

                                    AGREEMENT
                                    ---------

                             SECTION 1. DEFINITIONS

         1.1. Defined Terms. In addition to terms defined elsewhere in this Agreement, the following terms when utilized in this Agreement, unless the context otherwise requires, shall have the meanings indicated, which meanings shall be equally applicable to both the singular and plural forms of such terms:

         "Accounting Standards" means the accounting policies and procedures of Seller as described in Seller's 2003 Annual Report on Form 10-K, which policies and procedures comply with GAAP.

         "Accounts Receivable" means (a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold to customers of Seller, (b) all other accounts or notes receivables of Seller and the full benefit of all security for such accounts or notes, and (c) any claim, remedy or other right related to any of the foregoing.

         "Acquired Assets" is defined in Section 2.1 of this Agreement

         "Affiliate" with respect to any Person means any Person which, directly or indirectly, through one or more intermediaries, controls the subject Person or any Person which is controlled by or is under common control with a Controlling Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" means this Asset Purchase Agreement together with all exhibits and schedules contemplated hereby.

         "Assumed Obligations" is defined in Section 2.1(c) of this Agreement

         "Business Day" means any day other than (a) Saturday or Sunday or (b) any other day on which banks in Palm Beach County, Florida are permitted or required to be closed.

         "Cash Cap" is defined in Section 3.1 of this Agreement.

          "Closing" is defined in Section 4.1 of this Agreement.

         "Closing Date" is defined in Section 4.1 of this Agreement.

         "Contracts" means any agreement, contract, lease, license, right to use, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

         "Conveyance Documents" is defined in Section 2.1(b) of this Agreement.

         "Drop Dead Date" means January 15, 2005.

         "Excess Cash" means any and all cash not used by Seller during the Bankruptcy Case for either (i) the payment of Seller's operating expenses in the ordinary course of its business; or (ii) the payment of Seller's costs, expenses or professional fees incurred in connection with the Bankruptcy Case; or (iii) the settlement of any claims arising from or related to litigation pending as of the date of the Bankruptcy Case.

         "Excluded Assets" is defined in Section 2.1(a) of this Agreement.

         "Excluded Obligations" is defined in Section 2.1(d) of this Agreement.

         "Governmental Authorization" means any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign) pursuant to any federal, state or local law or ordinance.

         "Intangible Rights" means (i) any and all foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, Used, licensed or controlled by Seller and all goodwill associated therewith; and (ii) any and all information, know-how, trade secrets, software, formulae, methods, processes and other intangible properties that are necessary or customarily Used by Seller in its business.

         "Intellectual Property Assets" is defined in Section 5.10 of this Agreement.

         "Lien" means any lien, charge, claim, restriction, encumbrance, security interest or pledge of any kind whatsoever.

         "Material Adverse Change" means (i) Wal-Mart's and/or GNC's decision to discontinue the sale of any one or more of the Seller's products, or the loss of Wal-Mart or GNC as a customer of Seller; (ii) the occurrence of a product liability claim (whether initiated by demand or by commencement of suit) reasonably likely to result in a recovery in excess of the policy limits; (iii) the occurrence of any of the following; (A) any new material outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date of this Agreement, any other national or international calamity or crisis, including an act of terrorism, or any material adverse change in financial, political or economic conditions affecting the United States; (B) any material interruption in the Seller's operations due to an act of God, or (C) the issuance of any formal inquiry or investigation of Seller by the Federal Trade Commission, the Food and Drug Administration or any other applicable government agency; (iv) a material change in the policy limits, or policy terms, of any of Seller's current insurance (including but not limited to products liability, worker's compensation, property and crime, umbrella and D&O); (v) an increase in the aggregate premiums on Seller's current insurance policies to an amount equal to or greater than 105% of the aggregate premiums as of the date of this Agreement; or (vi) Seller's monthly sales decrease to less than $250,000.

         "Material Adverse Effect" means that effect that flows from a Material Adverse Change.

         "Officer's Certificate" means a certificate executed by an officer of the party as to the accuracy of the party's representations and warranties as of the Closing Date and as to such party's compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing.

         "Permitted Liens" means (i) Liens for taxes not yet due and payable,
(ii) easements, covenants, conditions and restrictions of record, (iii) easements, covenants, conditions and restrictions not of record as to which no material violation or encroachment exists or, if such violation or encroachment exists, as to which the cure of such violation or encroachment would not materially interfere with the conduct of Seller's operations, (iv) any zoning or other governmentally established restrictions or encumbrances, (v) workers or unemployment compensation Liens arising in the ordinary course of business securing amounts which are not delinquent, (vi) mechanic's, material man's, supplier's, vendor's, landlord's or similar Liens arising in the ordinary course of business securing amounts which are not delinquent, (vii) railroad trackage agreements, utility, slope and drainage easements, right-of-way easements and leases regarding signs which are not material to Seller's operations, (viii) other immaterial imperfections of title, easements, covenants, conditions, restrictions or encumbrances; and (ix) all liens existing on the Acquired Assets as of the date hereof (but expressly excluding any liens in favor of any person existing on any Excluded Assets, whether existing on the date hereof or arising hereafter).

         "Person" means any natural person, corporation, limited liability company, unincorporated organization, partnership, association, joint-stock company, joint venture, trust or government, or any agency or political subdivision of any government.

         "Purchase Price" is defined in Section 3.1 of this Agreement.

         "Purchase Price Assumed Obligation Component" is defined in Section 3.1 of this Agreement.

         "Purchase Price Cash Component" is defined in Section 3.1 of this Agreement.

         "Purchaser's Knowledge" means the actual knowledge, after reasonable inquiry, of Tisi.

          "Seller's Knowledge" means the actual knowledge, after reasonable inquiry, of one or more of the members of the Board of Directors of Seller serving on the Board as of the date hereof.

         "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith) including federal, state, city, county, foreign or other, franchise, capital stock, real property, personal property, tangible, withholding, FICA, unemployment compensation, disability, transfer, sales, use, excise, gross receipts and all other taxes of any kind for which any Seller may have any liability imposed by the United States or any state, county, city, country or foreign government or subdivision or agency thereof, whether disputed or not.

         "Used" shall mean, with respect to the properties, contracts, permits or licenses of Seller, those owned, leased, licensed or otherwise held by Seller which were acquired for use or held for use by Seller in connection with Seller's operations, whether or not reflected on Seller's books of account.

         1.2. Other Definitional Provisions. Unless otherwise defined herein, all terms defined in this Agreement shall have the defined meanings when used in any certificate, schedule, report or other document made or delivered pursuant hereto.

             SECTION 2. SALE AND PURCHASE OF ASSETS; OTHER COVENANTS

         2.1. Sale and Purchase of Assets.

                  (a) On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 4.1 hereof, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept delivery of, all assets and properties owned or Used by Seller in its operations free and clear of all liens, claims and encumbrances other than Permitted Liens, except for (i) cash and cash equivalents, the Purchase Price, other rights of Seller under this Agreement, and Seller's corporate minute book and stock records, and (ii) those assets specifically listed on Schedule 2.1(a) (such specifically listed assets in clauses (i) and (ii) being referred to as the "Excluded Assets"), including without limiting the generality of the foregoing:

                           (i) all Accounts Receivable net of offsets due
customers;

                           (ii) all inventories of Seller, wherever located,
including all finished goods, raw materials, works-in-process, spare parts and other materials and supplies of Seller to be used by Seller in the production of finished goods, and including all inventory in transit or on order and not yet delivered, and all rights with respect to the processing and completion of any orders of Seller, including the right to collect and receive charges for such orders;

                           (iiii) all supplies, equipment, vehicles, machinery,
furniture, fixtures, leasehold improvements, computer equipment and peripherals, and other tangible property Used by Seller in connection with its operations, and Seller's interest as lessee in any leases with respect to any of the foregoing;

                           (iv) all of Seller's right, title and interest in and
to its Contracts, including the Material Contracts listed or required to be listed on Schedule 5.6 hereto;

                           (v) all proprietary knowledge, Trade Secrets,
Confidential Information, computer software and licenses, formulae, designs and drawings, quality control data, processes (whether secret or not), methods, inventions and other similar know-how or rights Used in the conduct of Seller's operations, including, but not limited to, the areas of manufacturing, marketing, advertising and personnel training and recruitment, together with all other Intangible Rights used in connection with Seller's operations, including all files, data, back-up tapes, manuals, documentation and source and object codes related thereto;

                           (vi) all utility, security and other deposits and
prepaid expenses;

                           (ivii) Seller's operations as a going concern and its
licenses, telephone numbers, telecopy numbers, email addresses, URL, internet web sites, internet domain names, customer lists, vendor lists, referral lists and contracts, advertising materials and data, restrictive covenants, choses in action and similar obligations owing to Seller from its present and former customers, together with all books, operating data and records (including financial, accounting and credit records), files, papers, records and other data of Seller;

                           (viii) all rights of Seller in and to, Seller's name,
all assumed fictional business names, and all Intellectual Property Assets;

                           (ix) all rights to real property Used by Seller;

                           (x) all claims of Seller against third parties
relating to the Acquired Assets or Seller's operations, whether choate or inchoate, known or unknown, contingent or noncontingent;

                           (xi) all tax credits, including but not limited to,
Seller's federal income tax loss carryforward, to the extent transferable;

                           (xii) all of Seller's insurance benefits relating to
the Acquired Assets or the Assumed Obligations prior to the Closing Date; however, except for proceeds of claims made prior to Closing, Seller shall retain its rights to all liability insurance with respect to events prior to Closing; and

                           (xiii) all other property and rights of every kind or
nature Used by Seller in its operations.

         It is specifically understood and agreed by the parties hereto that Purchaser is acquiring, and Seller is selling, all of the tangible and intangible assets attributable to or Used by Seller in its operations, except the Excluded Assets. The aforesaid assets and properties to be transferred to Purchaser hereunder are hereinafter collectively referred to as the "Acquired Assets." Notwithstanding anything to the contrary contained herein, the transfer of the Acquired Assets pursuant to this Agreement shall not include the assumption of any liability relating to the Acquired Assets except those liabilities assumed pursuant to Section 2.1(c) of this Agreement.

                  (b) Method of Conveyance. The sale, transfer, conveyance, assignment and delivery by Seller of the Acquired Assets to Purchaser in accordance with Section 2.1 hereof shall be effected on the Closing Date by Seller's execution and delivery to Purchaser of one or more bills of sale, assignments and other conveyance instruments with respect to Seller's transfer of the Acquired Assets in form and scope reasonably satisfactory to Purchaser (collectively the "Conveyance Documents"). At the Closing, all of Seller's right, title or interest in and to all of the Acquired Assets shall be transferred, conveyed, assigned and delivered by Seller to Purchaser pursuant to the Conveyance Documents.

                  (c) Assumed Obligations. Except for professional fees, costs and other expenses incurred by the Seller in connection with the negotiation, execution and delivery of this Agreement, the Bankruptcy Case, and the consummation of the transactions contemplated hereby, all of which shall be governed by Section 13.4 hereof, at the Closing, Purchaser shall assume:

                   (i) trade accounts payable and accrued expenses with the vendors and other service providers of Seller, whether such payables or expenses are incurred before or after the commencement of the Bankruptcy Case, other than the Excluded Obligations and those vendors or service providers listed on
Schedule 2.1(c)(1);

                  (ii) trade accounts payable and accrued expenses with the vendors of Seller who are listed on Schedule 2.1(c)(1) but with respect to each such vendor, only up to the amount set forth opposite the name of such vendor on
Schedule 2.1(c)(1);

                  (iii) Seller's liabilities for accrued and unpaid vacation days, sick days, personal days, bonuses, and damages for rejection of employment executory Contracts to the employees of Seller employed as of the date of the Bankruptcy Case, other than Excluded Obligations;

                  (iv) all ongoing obligations of payment and performance under all leases and Contracts assumed by Seller and assigned to Purchaser; and

                  (v) Seller's liabilities and other obligations arising subsequent to the Closing under the other obligations listed on Schedule 2.1(c)(2) hereto (collectively the "Assumed Obligations").

                  Notwithstanding anything to the contrary contained herein, in no event shall any Assumed Obligation include.

                  (d) Excluded Obligations. Except as expressly set forth in
Section 2.1(c), Purchaser shall not assume or be responsible at any time for any liability, obligation, debt or commitment of Seller, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise, including but not limited to any liabilities, obligations, debts or commitments of Seller incident to, arising out of or incurred with respect to this Agreement and the transactions contemplated hereby (except to the extent contemplated by Section 12.5 hereof). Without limiting the generality of the foregoing, Seller expressly acknowledges and agrees that Seller shall retain, and that Purchaser shall not assume or otherwise be obligated to pay, perform, defend or discharge:

                  (i) any liability of Seller for Taxes, whether measured by income or otherwise,

                  (ii) any product liability pertaining to products sold by Seller prior to the Closing Date,

                  (iii) any liability or obligation of Seller relating to any default taking place before the Closing Date under any of the Assumed Obligations to the extent such default created or increased the liability or obligation,

                  (iv) any obligation of Seller to its shareholders, any Affiliate of Seller or its shareholders, or any Person claiming to have a right to acquire any capital stock or other securities of Seller,

                   (v) any and all accrued liabilities for professional fees (including but not limited to brokers, attorneys, financial advisors or accountants), costs and other expenses incurred by the Seller in connection with the negotiation, execution and delivery of this Agreement, the Bankruptcy Case, and the consummation of the transactions contemplated hereby;

                  (vi) any liabilities or obligations of Seller relating to the Excluded Assets; and

                  (viii) those liabilities, debts, or obligations listed on
Schedule 2.1(d) hereto.

         All obligations that are not Assumed Obligations, including but not limited to the foregoing, are hereinafter referred to as the "Excluded Obligations."

                  2.2. Other Covenants.

                  (a) Employee Relationships. Purchaser shall offer to employ all of the "at will" employees of Seller, other than officers and/or directors of Seller, that were employees of Seller as of the date hereof through the Closing Date as "at will" employees of Purchaser at their respective rates of pay as of the date hereof. Nothing herein is intended or should be construed (i) to create an employment contract with such employees, (ii) to obligate Purchaser to retain such employee other than as an "at will" employee for any period of time after the Closing Date, or (iii) to obligate Purchaser to provide any particular level of benefits or perquisites to such employees whether or not such benefits or perquisites were offered or provided to such employees by Seller prior to the Closing Date.

                  (b) Excess Cash. Seller agrees that, on the Closing Date, it shall pay to Garden State Nutritionals, a division of Vitaquest International, Inc. ("Garden State") all of its Excess Cash to be applied by Garden State against the debt owed Garden State by Seller secured by a lien on the Seller's assets.

                            SECTION 3. PURCHASE PRICE

         3.1. Purchase Price. The total consideration for the Acquired Assets will be $2,285,000.00 plus the unliquidated damages resulting from the potential rejection of the Employment Contract between Seller and Christopher Tisi (the "Tisi Obligation" and collectively, the "Purchase Price") which shall consist of
(a) the assumption of the Assumed Obligations (the value of which as of the Closing Date is hereinafter referred to as the "Purchase Price Assumed Obligation Component") and (b) an amount in cash equal to the difference between the Purchase Price and the Purchase Price Assumed Obligation Component ("Purchase Price Cash Component"); provided, however, (i) in no event shall the Purchase Price Cash Component exceed Three Hundred and Fifty Thousand Dollars ($350,000) (the "Cash Cap"), and (ii) if the Purchase Price Cash Component would, but for the limitation in Section 3.1(i), exceed the Cash Cap (because the Assumed Obligations (other than the Tisi Unliquidated Obligation) as of the Closing Date are less than $1,935,000), then the Purchase Price shall be reduced accordingly. Purchaser shall make payment of the Purchase Price as follows:

                  (a) On the date of execution of this Agreement, Purchaser shall deliver to Berger Singerman LLP as escrow agent (the "Escrow Agent'), One Hundred Thousand Dollars ($100,000), in next day funds (the "Escrow Amount"). The Escrow Amount shall be held in an interest bearing account by the Escrow Agent pursuant to the terms and conditions of an Escrow Agreement containing terms reasonably satisfactory to Seller and Purchaser (the "Escrow Agreement"); and

                  (b) On the Closing Date, Purchaser shall deliver to Seller, by official bank check or wire transfer (to an account specified by Seller in writing at least three Business Days prior to Closing), in next day funds, the remaining amount of the Purchase Price Cash Component.

                               SECTION 4. CLOSING

         4.1. Closing. Subject to the conditions stated in Section 7 and Section 8 of this Agreement, the closing of the transactions contemplated herein (the "Closing") shall be held no later than the next succeeding Monday following the satisfaction of all of the conditions set forth in Section 7 and 8, at the offices of Berger Singerman, 350 East Las Olas Boulevard, Suite 1000, Fort Lauderdale, Florida, unless the parties agree to another time, date or place. Notwithstanding the foregoing, unless this Agreement has been previously terminated pursuant to the provisions of Section 12, the Closing may be delayed up to the 15th Business Day after all of the conditions set forth in Section 7 and Section 8 have been satisfied. The term "Closing Date" shall mean the date on which the Closing occurs. The Closing shall be deemed effective as of 11:59 p.m. West Palm Beach time on the Closing Date. Except as otherwise provided herein, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

         4.2 Deliveries at Closing by Seller. On the Closing Date, Seller shall deliver (or cause delivery) to Purchaser all of the following:

                  (a) the Conveyance Documents;

                  (b) Seller's Officer's Certificate;

                  (c) a certified copy of the resolutions adopted by Seller's Board of Directors authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement;

                  (d) a certificate of good standing of Seller from the Florida Secretary of State;

                  (e) an incumbency certificate of Seller;

                  (f) the books and records of Seller's business, other than those which constitute Excluded Assets pursuant to the terms of this Agreement or those relating to an Excluded Obligation;

                  (g) an affidavit of Seller stating that, effective as of the Closing Date, Seller will no longer use the name "Health & Nutrition Systems International, Inc." for any purpose and that, effective as of the Closing Date, Seller relinquishes the exclusive use of that name to Purchaser for Purchaser's sole use and benefit;

                  (h) evidence reasonably satisfactory to Purchaser that Purchaser has been named as an additional named insured and loss payee on all of the Seller's insurance policies listed on Schedule 5.11(a) hereto; and

                  (i) such other documents as Seller or its counsel may reasonably request.

                  4.3 Deliveries at Closing by Purchaser. On the Closing Date, Purchaser shall deliver an allocation (the "Allocation") of the Purchase Price in accordance with Section 1060 of the Internal Revenue Code, which shall be reasonably acceptable to Seller. Purchaser and Seller shall (i) be bound by the Allocation, (for tax purposes only, and not for any other purpose), (ii) timely file any information that may be required to be filed pursuant to Treasury Regulations promulgated under Section 1060(b) of the Code (including Form 8594),
(iii) act in a manner consistent with the Allocation in the preparation of financial statements and filing of all United States federal income tax returns (including, without limitation, Form 8594) and in the course of any Tax audit, Tax review or Tax litigation relating thereto, and (iv) take no position and cause their Affiliates to take no position inconsistent with the Allocation for any Tax purposes, except as may be adjusted by subsequent agreement following an audit by the Internal Revenue Service or by court decision. Notwithstanding any conflicting or inconsistent provisions hereof, no Allocation hereunder shall supersede, usurp or otherwise affect the jurisdiction and authority of the Bankruptcy Court to value the Acquired Assets for purposes of distributions to Seller's estate under the Bankruptcy Code. In addition, Purchaser shall deliver (or cause delivery) to Seller all of the following:

                  (a) the Purchase Price Cash Component;

                  (b) Purchaser's Officer's Certificate;

                  (c) a certified copy of the resolutions adopted by Purchaser's Board of Directors and sole shareholder authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement;

                  (d) a certificate of good standing of Purchaser from the Florida Secretary of State; and

                  (e) such other documents as Seller or its counsel may reasonably request.

               SECTION 5. REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as otherwise disclosed to Purchaser in the schedules to this Agreement, Seller hereby represents and warrants the following to Purchaser:

         5.1. Organization, Power and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Seller has the power and authority to own, lease, and operate its properties and assets and to carry on its business and Seller has, subject to approval of the Bankruptcy Court in the Bankruptcy Case, the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         5.2. Corporate Action. All corporate action necessary on the part of Seller to authorize the execution and delivery to Purchaser of this Agreement and the performance or satisfaction of the obligations of Seller in connection with the transactions contemplated by this Agreement has been or will have been duly taken prior to the Closing. Subject to approval of the Bankruptcy Court in the Bankruptcy Case, this Agreement constitutes the valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms.

         5.3. Consents; No Breach. Except for the approval of the Bankruptcy Court and as set forth on Schedule 5.3, no material consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of Seller is required in connection with the valid execution and delivery of this Agreement (collectively, the "Required Consents"). Except as set forth on Schedule 5.3, the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not: (i) violate any provision of its articles of incorporation, bylaws or any amendment thereto of Seller; (ii) violate in any material manner any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Seller; or (iii) violate any statute, law or regulation of any jurisdiction, applicable to the transactions contemplated herein including without limitation, the Florida Business Corporation Act and all applicable federal and state securities laws.

         5.4. No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon Seller for any commission, fee or other compensation as a finder or broker as a result of the consummation of this Agreement.

         5.5. Litigation. Except as disclosed on Schedule 5.5 there is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Seller which could have a Material Adverse Effect. Except as disclosed on
Schedule 5.5, there is no action, suit, or claim or legal, administrative or arbitration proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to Seller's Knowledge threatened against or involving Seller which could have a Material Adverse Effect.

         5.6. Material Contracts. Schedule 5.6 sets forth all material Contracts of Seller (the "Material Contracts"). The Material Contracts are valid, binding, enforceable and existing agreements, in full force and effect against Seller. To Seller's Knowledge, Seller is not in default in any material respect under any of the Material Contracts (nor to Seller's Knowledge, has it received notice of the default of any other party to any Material Contracts), and to Seller's Knowledge, no condition exists which with notice or lapse of time or both would constitute default thereunder.

         5.7. Financial Statements. Attached to this Agreement as Schedule 5.7 are the unaudited consolidated balance sheets of Seller as of October 8, 2004 (the "Balance Sheet") and statements of earnings of Seller for the six month period ended June 30, 2004 and the two month period ended August 31, 2004 (collectively, the "Financial Statements"). To Seller's Knowledge, the Financial Statements (i) present fairly in all material respects the financial condition of Seller and its results of operations for such period in accordance with the Accounting Standards, and (ii) have been prepared in accordance with the Accounting Standards (other than the absence of notes to the Financial Statements) for the periods covered by such statements.

         5.8. Undisclosed Liabilities. Except as and to the extent reflected in the Financial Statements, to Seller's Knowledge, there are no material liabilities, commitments or obligations of any nature, whether absolute, accrued, contingent or otherwise, other than those incurred in the ordinary course of Seller's business since September 24, 2004 which, (i) under the Accounting Standards, are required to be disclosed in the Financial Statements, and (ii) would materially and negatively affect Seller's operations or financial condition.

         5.9. Taxes. All federal, state and other tax returns relating to Seller or its operations required by law to be filed have been duly filed, and except as set forth on Schedule 5.9, all such tax returns were correct and complete in all material respects. Except as set forth on Schedule 5.9, all such federal, state and other taxes, assessments, fees and other federal governmental charges shown to be due and payable on such returns have been paid, except such taxes which are being contested in good faith or for which the dates for payment have been extended, which contests and extensions are identified on Schedule 5.9 hereto.

         5.10. Intellectual Property Assets. Set forth on Schedule 5.10 is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights in both published works and unpublished works (whether or not registered and, if applicable, including pending applications for registration), and all rights in mask works owned, Used, licensed or controlled by Seller and all going concern value and goodwill associated therewith. To Seller's Knowledge, Seller has the right to Use and shall as of the Closing Date own or have the right to Use any and all information (whether confidential, proprietary or technical), know-how, trade secrets, patents, copyrights, trademarks, trade names, slogans software, formulae, methods, processes and other intangible properties that are necessary or customarily Used by Seller for the ownership, management or operation of its Properties (collectively, the "Intellectual Property Assets") including, but not limited to, the Intellectual Property Assets listed on Schedule 5.10.

         5.11. Insurance.

         (a) Insurance Policies. Schedule 5.11(a) hereto is a complete and correct list of all insurance policies (including, without limitation, fire, liability, product liability, workers' compensation and vehicular) presently in effect that relate to Seller, its properties or operations (collectively, the "Insurance Policies"), including the amounts of such insurance and annual premiums with respect thereto, all of which have been in full force and effect from and after the date(s) set forth on Schedule 5.11(a). To Seller's Knowledge, none of the insurance carriers has indicated to Seller an intention to cancel any such Insurance Policy or to materially increase any insurance premiums, or that any insurance required to be listed on Schedule 5.11(a) will not be available in the future on substantially the same terms as currently in effect.

         (b) Insurance Claims. Except as set forth in Schedule 5.11(b), Seller has no claim pending or anticipated against any of its insurance carriers under any of such policies and, to Seller's Knowledge, there has been no actual or alleged occurrence of any kind which could reasonably be expected to give rise to any such claim.

         5.12. Title to Property. At the Closing, to Seller's Knowledge, Purchaser will have good title to all of the Acquired Assets, free and clear of all Liens, subject only to (i) the Permitted Liens and (ii) those Liens set forth on Schedule 5.12, which Liens are the sole Liens being assumed or taken subject to by Purchaser pursuant to the terms of this Agreement.

         5.13. Disclaimer of Other Warranties. Purchaser hereby acknowledges and agrees that, except as otherwise expressly provided in this Agreement, Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Acquired Assets, or otherwise relating to any of the transactions contemplated hereby, including without limitation any income to be derived or expenses to be incurred in connection with the Acquired Assets, the physical condition of any personal Acquired Assets comprising a part of the Acquired Assets or which is the subject of any other acquired real property lease or acquired Contract, the environmental condition or other matter relating to the physical condition of any real Acquired Assets or improvements which are the subject of any real Acquired Assets lease to be assumed by Purchaser at the Closing, the zoning of any such real Acquired Assets or improvements, the value of the Acquired Assets (or any portion thereof), the terms, amount, validity or enforceability of any Assumed Liabilities, the merchantability or fitness of the personal Acquired Assets or any other portion of the Acquired Assets for any particular purpose. Seller makes no warranties or representations, in connection with this transaction, other than as set forth in this Agreement. Without in any way limiting the foregoing, subject to the representations, warranties and covenants expressly set forth in this Agreement, Seller hereby disclaims any warranty, express or implied, of merchantability or fitness for any particular purpose as to all or any portion of the Acquired Assets. Accordingly, subject to the representations, warranties and covenants expressly set forth in this Agreement, Purchaser will accept the Acquired Assets at the Closing "AS IS," "WHERE IS" AND "WITH ALL FAULTS."


             SECTION 6. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller the following:

         6.1. Binding Obligation. This Agreement constitutes the valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, except as such enforcement may be affected by bankruptcy, moratorium and other laws relating to creditor's rights generally or general principles of equity.

         6.2. Consents; No Breach. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of Purchaser is required in connection with the valid execution and delivery of this Agreement. Purchaser shall have on or before the Closing all necessary or appropriate licenses, permits or others approvals from all applicable Governmental Authorities which allow Purchaser to acquire the Acquired Assets and to assume the Assumed Obligations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material Contract or other agreement to which Purchaser is a party; (ii) violate in any material manner any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Purchaser; or (iii) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

         6.3. Litigation. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Purchaser. There is no action, suit or claim or legal, administrative or arbitration proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to Purchaser's Knowledge, threatened, against or involving Purchaser.

         6.4. No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon Purchaser for any commission, fee or other compensation as a finder or broker as a result of the consummation of this Agreement.

         6.5. Organization, Power and Qualifications. Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of its state of formation. Purchaser has full power to enter into this Agreement and to consummate the transactions contemplated hereby.

         6.6. Capitalization. As of the date hereof, (i) the authorized capital stock of Purchaser consists of One Hundred Thousand (100,000) shares of common stock, Ninety Thousand (90,000) of which are issued and outstanding. All of the issued and outstanding shares of common stock are owned by Christopher Tisi. There are no outstanding (a) securities convertible into or exchangeable for such capital stock and membership interest; (b) options, warrants, or other rights to purchase or subscribe to such capital stock or securities convertible or exchangeable for such capital stock and membership interest; or (c) Contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of such capital stock and membership interest.

         6.7. Corporate Action. All action necessary on the part of Purchaser to execute and deliver to Seller this Agreement and the performance or satisfaction of the obligations of Purchaser in connection with the transactions contemplated by this Agreement has been or will have been duly taken prior to the Closing. This Agreement constitutes the valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, except as such enforcement may be affected by bankruptcy, moratorium and other laws relating to creditors' rights generally or general principles of equity.

                SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF
                               PURCHASER TO CLOSE

         The obligation of Purchaser to consummate this Agreement and the transactions contemplated hereby is subject to the satisfaction at or before the Closing of each and every one of the following conditions, any of which Purchaser may, in its sole discretion, waive.

         7.1. Representations and Warranties True. Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing.

         7.2. Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date.

         7.3. No Obstructive Proceedings. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or Governmental Authority shall be existing against Purchaser or an Affiliate of Purchaser which seeks to or would render it unlawful as of the Closing to effect the sale of the Acquired Assets in accordance with the terms hereof, and no such action shall seek damages against Purchaser or an Affiliate of Purchaser in a material amount by reason of the transactions contemplated hereby.

         7.4. No Adverse Change. Between the date hereof and the Closing Date, there shall have not been any Material Adverse Change.

         7.5. Insurance Matters. Seller shall have complied with the covenants set forth in Section 11.6.

         7.6. Employee Retention. As of the Closing Date, Al Dugan, Mona Lalla, Rafeek Baig, Steve Sarafian and Jamie Heithoff (each a "Manager" and collectively "Managers") shall continued to be employed by Seller in the capacity each was employed by Seller as of the date hereof, unless a Resignation Event (as defined below) occurs with respect to a particular Manager. A "Resignation Event" occurs when a Manager dies, becomes disabled, resigns employment with Seller due to relocation of residence or health issues, is fired for cause, or resigns after committing conduct that would have been grounds for firing for cause.

         7.7 Bankruptcy Court Auction Procedures. Seller shall have filed and obtained approval by the Bankruptcy Court in the Bankruptcy Case of the bankruptcy auction procedures which shall, at a minimum, include the criteria set forth on Exhibit 7.8 attached hereto and which shall otherwise be mutually agreeable to Seller and Purchaser.

         7.8. Bankruptcy Court Plan Confirmation/Approval. The Bankruptcy Court in the Bankruptcy Case shall have approved this Agreement, the purchase and sale of the Acquired Assets free and clear of all liens, claims and encumbrances other than the Permitted Liens, the assignment and assumption of the Assumed Obligations, and all other transactions contemplated herein by entering an order (which may be accomplished by confirmation of a Chapter 11 plan), that includes a finding that Purchaser acted, and the sale of the Acquired Assets was conducted, in good faith within the meaning of 11 U.S.C. ss. 363(m) and that is otherwise in a form reasonably satisfactory to Purchaser, which order shall become final and non-appealable no later than ten calendar days prior to the Drop Dead Date.

        SECTION 8. CONDITIONS PRECEDENT TO OBLIGATION OF SELLER TO CLOSE

         The obligation of Seller to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Closing of each and every one of the following conditions, any of which Seller may, in its sole discretion, waive.

         8.1. Representations and Warranties True. Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing.

         8.2. Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations and covenants required to be performed by Purchaser under this Agreement prior to or as of the Closing Date.

         8.3. No Obstructive Proceeding. No action or proceeding shall have been instituted or threatened against and no order, decree or judgment of any court, agency, commission or Governmental Authority shall be existing against Seller or its business which seeks to or would render it unlawful as of the Closing to effect the sale of the Acquired Assets in accordance with the terms hereof, and no such action whether instituted or threatened shall seek damages against Seller or its business in a material amount by reason of the transactions contemplated hereby.

         8.4. Bankruptcy Court Plan Confirmation/Approval. The Bankruptcy Court in the Bankruptcy Case shall have approved this Agreement, the purchase and sale of the Acquired Assets free and clear of all liens, claims and encumbrances other than the Permitted Liens, the assignment and assumption of the Assumed Obligations, and all other transactions contemplated herein by entering an order (which may be accomplished by confirmation of a Chapter 11 plan), that includes a finding that Purchaser acted, and the sale of the Acquired Assets was conducted, in good faith within the meaning of 11 U.S.C. ss. 363(m) and that is otherwise in a form reasonably satisfactory to Purchaser, which order shall become final and non-appealable no later than ten calendar days prior to the Drop Dead Date.

                             SECTION 9. TAX MATTERS

         9.1. Filing of Returns. Seller shall properly and timely prepare, file and deliver to the appropriate authorities or other persons all tax returns, reports and forms with respect to Seller's operations required to be filed and delivered, for any taxable period ending on or before the Closing Date, and shall ensure that all Charges (as hereinafter defined) and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for the nonpayment thereof, unless any such amounts are being contested in good faith by appropriate proceedings, or any such fine, penalty, interest, late charge or loss has been paid. For purposes of this Agreement, "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments and charges, liens, claims or encumbrances upon or relating to Seller's employees, payroll, income, or gross receipts, Seller's ownership or use of any of its assets, or any other aspect of Seller's business, in each case including any and all interest and penalties. For any period not ending prior to or on the Closing Date, Purchaser shall timely prepare and file with or deliver to the appropriate authorities or other persons all tax returns, reports and forms required to be filed or delivered.

         9.2. Ad Valorem and Similar Taxes. Ad valorem, property and similar taxes and assessments (other than taxes on income, gain or receipts, or transfer taxes in respect of the Acquired Assets) based upon or measured by the value of the Acquired Assets shall be divided or prorated between Purchaser and Seller as of the Closing Date based on the amount of such taxes paid for the previous year, unless a new tax statement is received prior to the Closing Date, in which event the tax apportionment made as of the Closing Date shall be adjusted in accordance with such new tax statement or as otherwise mutually agreed. In this regard, Seller shall assume responsibility for such taxes attributable to the period of time prior to the Closing Date and Purchaser shall assume responsibility for the periods of time thereafter. A period not ending on the Closing Date shall be referred to as a "Straddle Period". Real, personal and intangible personal property Taxes allocable to Seller shall be equal to the amount of such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is a number of days in a Straddle Period prior to and including the Closing Date and the denominator of which is the number of days in the Straddle Period. All other Taxes for the portion of the Straddle Period ending on the Closing Date shall be computed as if such taxable period ended as of the close of business on the Closing Date. Not later than 30 days after the Closing Date, Purchaser and Seller shall determine and shall pay all amounts required to be paid pursuant to such allocation.

         9.3. Audits. In the event of an audit by a taxing authority involving Seller, the consent of Purchaser shall not be required unless Taxes are being assessed against Purchaser and Seller has not provided funds to pay any such Taxes.

                        SECTION 10. PRE-CLOSING COVENANTS

         10.1. Efforts to Consummate Subject to the terms and conditions of this Agreement, each party hereto shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable law in order to consummate the transactions contemplated hereby, including, without limitation, (i) obtaining all Governmental Authorizations and other permits, authorizations, consents and approvals of any other Person that are required for or in connection with the consummation of the transactions contemplated hereby and by the other documents contemplated hereby,
(ii) taking any and all reasonable actions necessary to satisfy all of the conditions to such party's obligations hereunder, and (iii) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing. With regard to all dates and time period set forth or referred to in this Agreement, time is of the essence.

         10. 2    Name Change.

                  (a) Seller hereby represents, warrants and covenants to Purchaser that the corporate name of Seller is as set forth on the signature page hereof and further agrees and acknowledges that such name is included with the Acquired Assets and that the exclusive right to use such name will be transferred to Purchaser on the Closing Date. Seller shall, prior to or simultaneously with the Closing Date, (i) file an appropriate amendment to Seller's Articles of Incorporation and take all other actions necessary to change its name to a name which is in no way similar to the corporate name set forth on the signature page hereof, in Purchaser's judgment; (ii) shall furnish any written consents and assignments as Purchaser shall hereafter reasonably request in connection with such name change. Seller further agrees to take all actions, after the Closing, which are requested by Purchaser to enable Purchaser to immediately change its name to Seller's present name.

                  (b) In connection with the same, Seller shall remove or cover, or shall have caused to be removed or covered, no later than 30 days after the Closing Date, the trademarks and/or trade names transferred pursuant to this Agreement, or any derivative of such names or marks, from any letterhead, envelopes, labels, containers, signs, panels, signage and other material or matter (regardless of medium) not otherwise included in the Acquired Assets.

                       SECTION 11. POST-CLOSING COVENANTS

         11.1. Further Assurances. Following the Closing, Seller and Purchaser shall execute and deliver such documents, and take such other action, as shall be reasonably requested by the other party hereto to carry out the transactions contemplated by this Agreement.

         11.2. Access to Records. For a period of three years after the Closing Date, Seller shall have the right, at its expense, and during normal business hours upon prior written notification, to inspect and copy any of the records relating to the operation of Seller's business delivered to Purchaser in connection with this transaction, for the purposes of (a) preparing and/or defending tax returns for the period prior to the Closing Date, (b) obtaining information relating to claims arising from the operation of Seller's business prior to the Closing Date or (c) any other commercially reasonable purpose. During such seven year period, Purchaser shall not destroy or discard such records. After such seven year period, Purchaser may destroy or discard such records, but must provide Seller with at least 90 days' prior written notice of its intentions and shall give Seller the right, at its expense, to remove from Purchaser's premises any such records within such 90 day period.

         11.3. Non-Competition. Seller hereby agrees that it shall, for a period from the Closing Date until the fifth anniversary thereof, refrain from, anywhere within the continental United States, directly or indirectly, owning, managing, operating, controlling or financing, any business that is engaged in the business of the research, development, manufacturing, marketing or sale of dietary or nutritional supplements, drinks, bars, or other similar products whether web-based or otherwise; provided, however, that the foregoing shall not apply to the ownership of not more than five percent of the outstanding capital stock of any company listed by a national securities exchange or an over-the-counter stock listed by the National Association of Securities Dealers.

         11.4     Insurance Matters.

         (a) Purchaser as "Additional Insured." Effective as of the Closing Date, Seller shall have included Purchaser as an additional named insured on Seller's Insurance Policies, including but not limited to, Seller's products liability insurance with respect to Seller's products, and Seller shall assure that such policies provide coverage to Purchaser for products sold by Seller prior to the Closing Date.

         (b) D&O Insurance. Seller shall maintain its existing director and officer liability insurance, shall maintain the availability of such coverage to Christopher Tisi for a period of time that is not less than the statute of limitations for state and federal liability claims, and shall use reasonable efforts to preserve the existing scope and terms of such coverage during such period of time; provided, however, Seller's obligation to maintain such coverage for Christopher Tisi will terminate if and when Seller's director and officer liability insurance (including any tail coverage and whether pursuant to its director and officer liability policy in effect as of the date hereof or any subsequent or replacement policy) for all of its directors and officers lapses because Seller's Board of Directors has determined that the premiums therefor are not, in the reasonable opinion of Seller's board of directors, commercially reasonable. Seller agrees that, effective as of the Closing Date, it will cause its director and officer liability insurer to, from time to time, timely deliver directly to Christopher Tisi copies of all notices and other communications relating to Seller's director and officer liability policy.

         11.5. Confidentiality.

                  (a) Definition of Confidential Information. As used in this
Section 11.5, the term "Confidential Information" includes any and all of the following information of Seller or Purchaser that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (Purchaser on the one hand or Seller on the other hand) or its Representatives (collectively, a "Disclosing Party") to the other party or its Representatives (collectively, a "Receiving Party"):

                  (i) all information that is a trade secret under applicable trade secret or other law;

                  (ii) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;

                  (iii) all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication; provided, however, all such information relating to Seller's operations after the Closing Date (whether such information was prepared before or after the Closing Date) shall be excluded form the definition of "Confidential Information"; and

                  (iv) all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

                  Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Section 11.5, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Section 11.5 to the extent included within the definition. In the case of trade secrets, each of Purchaser and Seller hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.

                  (b) Restricted Use of Confidential Information. Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller ("Seller Contact") or an authorized representative of Purchaser with respect to Confidential Information of Purchaser ("Purchaser Contact"). Each of Purchaser and Seller shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the transactions contemplated hereby and are informed by Purchaser or Seller, as the case may be, of the obligations of this Section 11.5 with respect to such information. Each of Purchaser and Seller shall (i) enforce the terms of this Section 11.5 as to its respective Representatives; (v) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this
Section 11.5; and (vi) be responsible and liable for any breach of the provisions of this Section 11.5 by it or its Representatives.

                  (c) Unless and until this Agreement is terminated, Seller shall maintain as confidential any Confidential Information relating to any of the Acquired Assets or the Assumed Obligations. From and after the Closing Date,
(i) the provisions of Section 11.5(b) above shall not apply to or restrict in any manner Purchaser's use of any Confidential Information of the Seller relating to any of the Acquired Assets or the Assumed Obligations; and (ii) the provisions of Section 11.5(b) shall apply to and restrict Seller's use of any Confidential Information relating to the Acquired Assets and the Assumed Obligations.

                  (d) Exceptions. Sections 11.5(b) and (c) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach of this Section 11.5 by the Receiving Party or its Representatives; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is or becomes available to the Receiving Party on a nonconfidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Seller shall not disclose any Confidential Information of Seller relating to any of the Acquired Assets or the Assumed Obligations in reliance on the exceptions in clauses (b) or (c) above.

                  (e) Legal Proceedings. If a Receiving Party becomes compelled in any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative) by any governmental body, court or administrative agency to make any disclosure that is prohibited or otherwise constrained by this Section 11.5, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Section 11.5. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such court or governmental body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 11.5(e) do not apply to any Proceedings between the parties to this Agreement.

                  (f) Return or Destruction of Confidential Information. If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Purchaser Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.

                  (g) Attorney-Client Privilege. The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party's Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened proceeding to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; and (d) intend that after the Closing Date, the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

         11.6. Survival. All representations and warranties of the parties contained in this Agreement shall survive the Closing for 90 days following the Closing Date. The covenants and agreements contained in this Agreement shall survive the execution and delivery hereof and the completion of the transactions contemplated herein.

                  SECTION 12.  TERMINATION

         12.1. Termination Events.

                  (a) Seller may terminate this Agreement by delivery of notice of termination to Purchaser if:

                           (i) at any time prior to the Closing Date, Purchaser
fails or refuses to perform in any material respect any obligation or covenant to be performed by it pursuant to this Agreement prior to the Closing Date and the breach has not been cured within ten Business Days following the receipt of notice by Purchaser of the breach; or

                           (ii) at any time prior to the Closing  Date,  any
of the conditions in Section 8 of this Agreement has not been satisfied as of the Drop Dead Date or, if satisfaction of such a condition is or becomes impossible (other than through the failure of such Seller to comply with its obligations under this Agreement), Seller have not waived such condition on or before Drop Dead Date.

                   (b) Purchaser may terminate this Agreement by delivery of notice of termination to Seller if any time prior to the Closing Date:

                           (i) Seller does not file the Bankruptcy Case within
20 calendar days after the date Purchaser executes (as reflected in Purchaser's signature block) and delivers this signed Agreement to Seller; or

                            (ii) Seller fails to obtain either (i) a confirmed
plan of reorganization approving this Agreement and the transactions contemplated hereby; or (ii) an order approving the sale contemplated hereby outside of a plan of reorganization, by the Drop Dead Date; or

                           (iii) Any of the conditions set forth in Section 7 of
this Agreement has not been satisfied as of the Closing Date or, if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement), Purchaser has not waived such condition on or before the Drop Dead Date; or

                           (iv) Seller fails or refuses to perform in any
material respect any obligation or covenant to be performed by it pursuant to this Agreement prior to the Closing Date that has not been cured within ten Business Days following receipt of notice of the breach; or

                           (v) It shall become impossible for Seller to make the
representations otherwise required to be made by Seller at Closing.

                  (c) The parties may terminate this Agreement at any time prior to the Closing Date by mutual written consent; or

                  (c) Any party may terminate this Agreement by delivery of notice of termination to the other party if the Closing has not occurred on or before the Drop Dead Date, or such later date as the parties may agree upon in writing.

         12.2. Effect of Termination. Each party's right of termination under
Section 12 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination shall not be an election of remedies. If this Agreement is terminated pursuant to this Section, all further obligations of the parties under this Agreement shall terminate, except that the rights and obligations in Sections 13.4 (Expenses), and 13.6 (Governing Law), of this Agreement shall survive.

         12.3. Liquidated Damages; Refund of Escrow Amount. Purchaser and Seller agree that damages to Seller for a breach by Purchaser of this Agreement would be difficult or impossible to calculate with any certainty.
 Accordingly, as liquidated damages, and not as a penalty, in the event Seller terminates this Agreement because of the breach of the Agreement by Purchaser or because one or more of the conditions of the Seller's obligations under this Agreement are not satisfied as a result of the Purchaser's failure to comply with its obligations under this Agreement, then Seller shall retain the Escrow Amount. If this Agreement is terminated for any reason other than the breach by Purchaser of any of the terms and conditions hereof, Seller agrees to cause the Escrow Amount to be distributed from escrow to Purchaser.

                            SECTION 13. MISCELLANEOUS

         13.1. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including thereon any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

         13.2. Counterparts; Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one Agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         13.3. Headings. Section headings used in this Agreement have no legal significance and are used solely for convenience of reference.

         13.4. Expenses. Except as otherwise specifically provided herein, each party shall pay its own expenses, including, without limitation, accountants' and attorneys' fees incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement, whether or not such transactions are consummated.

         13.5. Transfer Taxes; Recording Fees. Any income, sales, transfer, use or excise taxes payable in connection with these transactions shall be paid by the party responsible therefor under applicable local law.

         13.6. Law Governing. This Agreement shall be deemed to have been entered into under the laws of the State of Florida, and the rights and obligations of the parties hereunder shall be governed and determined according to the laws of said state without giving any effect to conflict of laws.

         13.7. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by Seller without the prior written consent of Purchaser which may be withheld in its sole discretion. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and to a limited extent, Christopher Tisi, and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         13.8. Entire Agreement. This Agreement and the schedules and documents delivered pursuant hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral (including any letter of intent and any confidentiality agreement between Seller and Purchaser). No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No delay in the exercise of any rights by any party hereunder shall operate as a waiver of any rights of such party.

         13.9. Notices. All notices, demands and other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or
(c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile or person as a party may designate by notice to the other parties):

         If to Purchaser:                                With a copy to:

              TeeZee, Inc.                                    Astigarraga Davis Mullins & Grossman
              ________________                                701 Brickell Avenue, 18th Floor
              ________________                                Miami, Florida 33131
              Attn: Christopher Tisi, President               Attn: Gregory S. Grossman
              Facsimile:                                      Facsimile:


         If to Seller:                                   With a copy to:

              Health & Nutrition Systems                       Berger Singerman
              International, Inc. [new name]                   350 East Las Olas Boulevard
              [insert address]                                 Suite 1000
              Attn:  James A. Brown, Chief                     Fort Lauderdale, Florida 33301
              Executive Officer                                Attn: Arthur J. Spector
              Facsimile: 561-892-3171                          Facsimile: 954-523-2872

or to such other address as Seller or Purchaser may designate by notice to the other.


         13.10 Attorneys' Fees. In the event that a suit for the collection of any damages resulting from, or for the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the non-prevailing party shall pay all reasonable costs, fees (including reasonable attorneys' fees) and expenses of the prevailing party.

         13.12 Enforcement of Agreement. Seller acknowledges and agrees that Purchaser would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Seller could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Purchaser may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. Notwithstanding the foregoing, (a) Purchaser shall not be entitled to any remedy hereunder unless and until the Bankruptcy Court enters an order authorizing the sale of the Seller's Assets pursuant to the Bankruptcy Auction Procedures set forth in
Exhibit 7.8 (the "Sale Order"), (b) after entry of the Sale Order and before Closing, Purchaser shall not be entitled to damages (other than the breakup fee described in Exhibit 7.8) and its remedy hereunder shall be limited to specific performance, and (c) after Closing, should Purchaser seek damages in lieu of or in addition to specific performance for the inaccuracy or breach of Seller's representations or warranties under this Agreement, Purchaser shall make claim therefor not later than 90 days after the Closing Date. If a claim is not timely made, all remedies thereafter are barred.

         13.13 Waiver; Remedies Cumulative. With the exceptions noted above, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the day and year first above written.

                                  PURCHASER:


                                  TeeZee, Inc.

                                  /s/Christopher Tisi
                                  -------------------
                                  By: Christopher Tisi,
                                  Title: President
                                  Date: 10/15/04



                                  SELLER:


                                  HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

                                  /s/James A. Brown
                                  --------------------
                                  By: James A. Brown,
                                  Title: Chief Executive Officer
                                  Date: 10/15/04

                                    SCHEDULES
                                    ---------


The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

Schedule 2.1(a)            Excluded Assets
Schedule 2.1(c)(1)         Limited Assumed Obligations
Schedule 2.1(c)(2)         Other Assumed Obligations
Schedule 2.1(d)            Excluded Obligations


[To be Completed by Seller]
Schedule 5.3               Required Consents
Schedule 5.5               Litigation
Schedule 5.6               Material Contracts
Schedule 5.7               Balance Sheet
Schedule 5.9               Taxes
Schedule 5.10              Intellectual Property Assets
Schedule 5.11(a)           Insurance Policies
Schedule 5.11(b)           Insurance Claims
Schedule 5.12                       Liens

                                    EXHIBITS

Exhibit 7.8                         Bankruptcy Auction Procedures

Exhibit 7.8 - Bankruptcy Auction Procedures


     1.   Auction Will Be Subject To Higher And Better Bids By Qualifying
          Bidders

     2.   Qualifying Bidders
          a.   Must make written bid and execute a non-disclosure agreement
          b.   Not subject to financing or due diligence contingencies
          c. Purchaser entitled to copies of any due diligence materials provided to other potential bidders
          d. Substantially similar to Asset Purchase Agreement proposed by Purchaser
          e.   Must provide counsel for Purchaser will copy of written bid
          f. Bid must be received no later than three Business Days before auction
          g.   Must be a higher and better bid (see below) than Purchaser's bid
          h. Must put up good faith deposit equal to the Estimated Expense Reimbursement (see below) plus the Escrow Amount
          i.   This deposit is refundable if bid is not accepted
          ii. If bid accepted, this deposit is used to pay the Estimated Expense Reimbursement (see below) and remaining deposit is used to fund the Escrow Amount.

     3.   Higher and Better Bids

          a. The first overbid must be at least $30,000 more than the Purchase Price of Purchaser.
          b. Except as provided below, higher bids must be for no less than $10,000 over the previous highest bid.

     4. Expense Reimbursement/Breakup Fee: If Purchaser is unsuccessful bidder, it is entitled to reimbursement of (a) its actually incurred professional fees and costs, plus (b) $75 per hour for each hour spent by Tisi in connection with the process; but in no event shall the breakup fee exceed $30,000.

                                                                       EXHIBIT 3


                              EMPLOYMENT AGREEMENT
                              --------------------

         This EMPLOYMENT AGREEMENT (this "Agreement") is made as of the 19th day of November, 2004, by and between James A. Brown (the "Executive") and Health & Nutrition Systems International Inc. (the "Company" or "Employer").

                              PRELIMINARY STATEMENT
                              ---------------------

         The Executive is currently employed as the chief executive officer of the Company.

         The parties desire to enter into a written agreement pursuant to which the Executive will continue to render services as the chief executive officer of Employer.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS
                                  -------------

         For purposes of this Agreement, the following capitalized terms shall have the meanings set forth herein:

         "Affiliate" any "person" (as such term is utilized in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act"), who or which, directly and/or indirectly, controls, is controlled by or is under common control with another person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through ownership of voting securities, by contract, or otherwise.

         "Cause" shall mean (i) Employee's conviction of, or plea of nolo contendere (or similar plea) to, a felony or other crime which adversely affects, or may adversely affect, the reputation, goodwill or business position of the Company or which involves Company funds or assets, (ii) Employee's intentional material damage to any property or business of the Company, (iii) Employee's conviction of theft, embezzlement, fraud or misappropriation of Company property, (iv) the willful failure of Employee to carry out his duties as an employee for a reason other than mental or physical disability, or (v) Employee's willful commission of material mismanagement in the conduct of his duties as assigned to him by the Board or his supervising officers, if any.

         "Change of Control" shall mean the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons as determined pursuant to
Section 13(d) of the Exchange Act and the regulations and interpretations thereunder (a "Group"), except for a sale or purchase approved by the relevant court in connection with the Company's currently pending reorganization under Chapter 11 of the Bankruptcy Code; or (ii) the acquisition by any Person or Group of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

         "Common Stock" means the common stock, par value $0.001 per share, of the Company;

         "November FMV" means the closing bid price of the Common Stock on November 18, 2004 multiplied by the number of Signing Bonus Shares.

         "Person" means any individual, firm, company, corporation, partnership, trust, or other entity.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Transfer" means any disposition of any Security or any interest therein that would constitute a "sale" thereof within the meaning of the Securities Act.

                                   ARTICLE II
                                   EMPLOYMENT
                                   ----------

         2.1      Position.

         Effective as of the date hereof (the "Effective Date"), Employer hereby employs the Executive as President and Chief Executive Officer of the Company, and the Executive accepts such employment and agrees to perform diligently and to the best of his ability during the term of this Agreement all of the duties and functions attendant upon such offices and such other executive duties and functions appropriate to such offices as may be assigned to him by the Company's Board of Directors, including, without limitation, seeking strategic partners for the Company. During the Employment Term (as defined below), the Company shall continuously cause the Executive to be elected to a seat on the Company's Board of Directors having the longest term in office, and to a seat on the Executive Committee of the Board of Directors of the Company if one is formed (or to any other committee having functions similar to that of an executive committee). The Executive shall report solely to the Board of Directors of the Company. In the performance of his services hereunder, the Executive agrees that he shall devote all the time and effort that is reasonably necessary to fulfill his responsibilities as an executive officer of Employer and that he shall use his best efforts to promote the best interests of Employer. Employer shall provide, pay for, and maintain such facilities, equipment and supplies as are necessary for the Executive's performance of his duties under this Agreement.

         2.2      Term.

         The initial term of the Executive's employment under this Agreement (the "Initial Term") shall be for a period commencing on the Effective Date and ending on the first anniversary thereof, unless sooner terminated pursuant to this Section 2.2 or Section 2.7 hereof. The Initial Term of the Executive's employment, as it may be renewed from time to time in a writing executed by Employer and the Executive, is referred to herein as the "Employment Term". In the event of the death of the Executive, the Employment Term shall terminate, without notice, on the date of the happening of such event, and Employer shall have no further obligations hereunder other than for payment of Salary accrued through the date of death.

         2.3      Compensation.

         In consideration of the services rendered by the Executive pursuant to this Agreement, Employer agrees to provide the Executive compensation as follows:

                  a. During the Employment Term, Employer shall pay the Executive a monthly salary at the current rate of $9,200 per month until the 30th calendar day following the date on which the Company's plan of reorganization is confirmed, and thereafter at a rate of $7,000 per month (the "Salary"). Appropriate pro rata adjustments shall be made. Salary shall be paid not less frequently than once a month.

                  b. Employer shall also pay the Executive such bonus compensation ("Additional Bonus") as the Board of Directors may deem appropriate in its reasonable discretion.

         2.4      Benefits.

         The Executive shall be accorded the right to participate in any and all stock option, pension or profit sharing plans, group insurance, accident, sickness, disability and hospitalization insurance plans and all other employee benefit plans for the benefit of Employer's executive officers which may be in effect during the Employment Term. The Executive shall be entitled to the same types of additional fringe benefits as the Executive has been entitled to receive in his capacity as President and Chief Executive Officer of the Company. Any other fringe benefits shall be as approved by the Board of Directors of the Company.

         2.5      Expenses.

         The Executive is authorized to incur reasonable expenses incident to the performance of his duties under this Agreement, including without limitation travel and entertainment expenses. Employer will reimburse the Executive for all such expenses upon presentation by the Executive, from time to time, of an itemized account of such expenses as well as supporting evidence thereof, to the extent required of other executive officers of the Company.

         2.6      Vacation.

         The Executive shall be entitled to four weeks of vacation during each fiscal year of Employer, and to reasonable absences by reasons of incapacity. For purposes of this Agreement, "incapacity" shall mean a disability to perform the duties and functions assigned to the Executive pursuant to Section 1 of this Agreement by reason of the Executive's then physical or mental condition.

         2.7      Termination for Cause.

         Except as provided in Section 2.2 of this Agreement, Employer shall not have the right to terminate this Agreement or to cease making or reduce payments due to the Executive hereunder under any circumstances, except for Cause. A determination that Executive is subject to dismissal for "Cause" can only be made at a meeting of the Company's Board of Directors of which Executive has at least ten (10) days' prior written notice and at which Executive shall have the opportunity to be heard.

                                   ARTICLE III
                               ISSUANCE OF SHARES

         3.1      Issuance of Shares.

         Upon the confirmation of the Company's Chapter 11 Plan of Reorganization (or if such day is not a business day, on the first business day thereafter), the Company shall issue to the Employee 300,000 shares of Common Stock (the "Signing Bonus Shares"). The parties agree that the fair market value of the Signing Bonus Shares is the November FMV.


                                   ARTICLE IV
                                 PURCHASE OPTION

         4.1      Purchase Option.

                  (a) If at any time prior to the first anniversary of this Agreement (i) Employee terminates his employment with the Company for any reason, except on account of the Company's breach of this Agreement, which breach the Company has failed to cure after reasonable notice, or (ii) Employee's employment with the Company is terminated by the Company with Cause, then the Company and/or its designee(s) shall have the option (the "Purchase Option") to purchase, and Employee (or Employee's assignee, or Employee's executor or the administrator of Employee's estate, in the event of Employee's death, or Employee's legal representative in the event of Employee's incapacity (hereinafter, collectively with Employee, the "Grantor")) shall sell to the Company and/or its assignee(s), all of the Signing Bonus Shares held by the Grantor.

                  (b) The Company shall give notice in writing to the Grantor of the exercise of the Purchase Option within thirty (30) days after the date of the termination of Employee's employment (the "Exercise Notice").

                  (c) The purchase price to be paid for the Signing Bonus Shares purchased pursuant to the Purchase Option shall be the November FMV. The purchase price shall be paid in cash. The closing of such purchase shall take place at the Company's principal executive offices within ten days after the delivery by the Company of the Exercise Notice. At such closing, the Grantor shall deliver to the purchaser(s) the certificates or instruments evidencing the Signing Bonus Shares being purchased, duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by check of the purchaser(s). In the event that, notwithstanding the foregoing or the prohibitions contained in Section 5.1, the Grantor shall have failed to obtain the release of any pledge or other encumbrance on any Signing Bonus Shares by the scheduled closing date, at the option of the purchaser(s) the closing shall nevertheless occur on such scheduled closing date, with the cash purchase price being reduced to the extent of, and paid to the holder of, all unpaid indebtedness for which such Signing Bonus Shares are then pledged or encumbered.

                                    ARTICLE V
                             LIMITATION ON TRANSFERS

         5.1      Prohibited Transfers.

         Except as provided in Section 4.1, the Signing Bonus Shares shall not be Transferred or otherwise conveyed, assigned, or hypothecated during the Initial Term. Any purported Transfer in violation of this Article V, shall be void ab initio and of no force or effect.

         5.2      Other Restrictions on Transfer.

         Subject to Section 5.1, the Signing Bonus Shares shall not be Transferred or otherwise conveyed, assigned, or hypothecated before satisfaction of the conditions specified in this Section 5.2 and Sections 5.3 and 5.4, which conditions are intended to ensure compliance with the provisions of the securities laws. Any purported Transfer in violation of this Article V shall be void ab initio and of no force or effect. Other than Transfers to the public pursuant to an effective registration statement or sales to the public pursuant to Rule 144 promulgated under the Securities Act otherwise permitted hereunder, Employee will cause any proposed transferee of any Signing Bonus Shares or any interest therein held by him to agree to take and hold such Signing Bonus Shares subject to the provisions and upon the conditions specified in this Agreement

         5.3      Restrictive Legends.

         Each certificate representing Signing Bonus Shares issued to Employee shall include legends (in addition to any other legends required by laws or other agreements to which Employee is bound) in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933; AS AMENDED, (II) RULE 144 PROMULGATED UNDER SUCH ACT, OR (III) ANY OTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO AN OPTION TO REPURCHASE AND RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE EMPLOYMENT AGREEMENT DATED AS OF NOVEMBER __, 2004, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

         5.4      Notice of Proposed Transfers.

         Prior to any Transfer or attempted Transfer of any Signing Bonus Shares, the holder of such Shares shall (i) give written notice (a "Transfer Notice") to the Company, of such holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and (ii) if requested by the Company, provide to the Company an opinion reasonably satisfactory to the Company, from counsel who shall be reasonably satisfactory to the Company (or supply such other evidence reasonably satisfactory to the Company), that the proposed Transfer of such Signing Bonus Shares may be effected without registration under the Securities Act After receipt of the Transfer Notice and opinion (if required), the Company shall, within five days thereafter, so notify the holder of such Shares and such holder shall thereupon be entitled to Transfer such Signing Bonus Shares in accordance with the terms of the Transfer Notice. The holder of the Signing Bonus Shares giving the Transfer Notice shall not be entitled to Transfer such Shares until receipt of the notice from the Company, under this Section 5.4.

         5.5      Termination of Certain Restrictions.

         Notwithstanding the foregoing provisions of this Article V the restrictions imposed by Section 5.2 upon the transferability of the Shares and the legend requirements of Section 5.3 shall terminate as to any Signing Bonus Shares (i) as to any Transfer effected pursuant to an effective registration statement under the Securities Act, when and so long as the Transfer of such Signing Bonus Shares is effectively registered under the Securities Act or (ii) when the Company shall be reasonably satisfied (including, if so requested by the Company, when it shall have received an opinion of counsel reasonably satisfactory to it) that such Signing Bonus Shares may be transferred under the Securities Act and that such legend may be removed. Whenever the restrictions imposed by Section 5.2 shall terminate as to any Signing Bonus Shares, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing Signing Bonus Shares not bearing the restrictive legend set forth in Section 5.3.

                                   ARTICLE VI
                                   TERMINATION

         6.1      Termination.

         The provisions of Sections 4.1 and 5.1 of this Agreement shall terminate upon a Change of Control.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Confidentiality. The Executive acknowledges that, during and as a result of his employment hereunder, he may have access to trade secrets and other confidential information of Employer, including, but not limited to, the nature and material terms of business opportunities and proposals available to Employer, Employer's methods and systems, the names and addresses of Employer's customers and suppliers, technical memoranda, research reports, designs and specifications, operating procedures, ledgers, and other information, data and documents relating to Employer's present or future operations, regardless of whether any such information, data or documents qualify as a "trade secret" under applicable federal or state law (collectively, the "Confidential Information"). The Executive covenants and agrees that he shall not at any time during or following any termination of the Employment Term, without the consent of Employer, use or disclose (except for the sole and exclusive benefit of Employer or as required to perform his duties under this Agreement or as required by law or as is already in the public domain) any Confidential Information which has been obtained by or disclosed to him as a result of his employment with Employer. The Executive agrees that Employer would be irreparably harmed by any breach of the Executive's agreements set forth in this
Section 8, that such injury would not be adequately compensated by monetary damages, and that, accordingly, Employer may specifically enforce the provisions of this Section by injunction without thereby affecting any claim for damages.

         7.2. Notices. Any notice required or permitted to be given under this Agreement shall be in writing, and shall be given by hand-delivery to the addressee or by deposit in the U.S. mail, postage prepaid, certified mail, return receipt requested, as follows:

                  If to Employer, to:

                  c/o Greenberg Traurig, P.A.
                  777 South Flagler Drive, Suite 300 East
                  West Palm Beach, Florida 33401
                  Attention:  Morris C. Brown
                  Facsimile:  (561) 655-6222

                  If to the Executive, to such address as the Executive may specify in writing to the Company;

or such other address as either party may specify by notice hereunder to the other. Any notice sent in accordance with the foregoing provisions shall be deemed given on the date of receipt if personally delivered, or on the date three (3) days after being deposited in the mail, if mailed.

         7.3. Entire Agreement. This Agreement incorporates the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations and other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification or waiver of this Agreement shall be binding upon a party hereto unless in writing and executed by such party.

         7.4 Governing Law. The domestic internal laws of the State of Florida shall govern the validity, construction and effect of this Agreement, without regard to Florida's conflicts of laws principles.

         7.5. Severability. Each of the provisions of this Agreement shall be independent of all other provisions, and if any provision of this Agreement is declared void or invalid by any court or other governmental agency of competent jurisdiction, each other provision of this Agreement shall remain in full force and effect and shall be construed to the extent possible as consistent with all other valid provisions in order to carry out the intent of the parties hereto.

         7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of Employer and the Executive. If Employer shall, at any time, be merged with or consolidated into or with any other corporation or person or if all or substantially all of the assets of Employer are transferred to another corporation or person, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity resulting from such merger or consolidation or the corporation or person to which or to whom such assets shall be transferred, and this provision shall apply in the event of any subsequent mergers, consolidations or transfers of assets.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first above written.

                                               THE COMPANY:

                                               HEALTH & NUTRITION
                                               SYSTEMS INTERNATIONAL INC.


                                               By:  /s/Ted Alflen
                                                    ----------------------
                                                     Name: Ted Alflen
                                                     Title:  Director, HNS


                                               EXECUTIVE:


                                               /s/James A. Brown
                                               ---------------------------
                                               James A. Brown

During the Employment Term, Employer shall pay the Executive a monthly salary at the current rate of $9,200 per month until the 30th calendar day following the date on which the Company's plan of reorganization is confirmed.